UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Covenant Transportation Group, Inc.
(Name of Registrant as Specified in its Charter)

N/A
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COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
___________________________________________

NOTICE OF MEETING AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 29, 2013
___________________________________________

To Our Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), to be held at our principal executive office, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. Eastern Daylight Time, on Wednesday, May 29, 2013, for the following purposes:

1.	To consider and act upon a proposal to elect five (5) directors;

2.
To consider and act upon a proposal to approve an amendment to the Covenant Transportation Group, Inc. Second Amended and Restated 2006 Omnibus Incentive Plan (the "Incentive Plan"), which, among other things, (i) provides that the maximum aggregate number of shares of Class A common stock available for the grant of awards under the Incentive Plan from and after May 29, 2013, shall not exceed 750,000 plus the 800,000 shares (of which 195,836 shares remain available currently) previously made available under the Second Amendment to the Incentive Plan approved by stockholders in May 2011, (ii) limits the shares of Class A common stock that shall be available for issuance or reissuance under the Incentive Plan from and after May 29, 2013 to the additional 750,000 shares reserved plus the 800,000 shares (of which 195,836 shares remain available currently) previously reserved, plus any remaining expirations, forfeitures, cancellations, or certain other terminations of such shares, and (iii) re-sets the term of the Incentive Plan to expire on March 31, 2023 with respect to the ability to grant new awards;

3.
To consider and act upon a proposal to renew the material terms of the performance-based goals under the Incentive Plan to allow certain grants and awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended;

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013; and

5.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board has fixed the close of business on Monday, April 15, 2013, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.  Shares of Class A and Class B common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.  YOUR VOTE IS IMPORTANT.  To ensure your representation at the Annual Meeting, you are requested to promptly date, sign, and return the accompanying proxy in the enclosed envelope.  You may also vote on the Internet by completing the electronic voting instruction form found at www.investorvote.com/CVTI or by telephone using a touch-tone telephone and calling 1-800-652-8683.  Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  The prompt return of your proxy may save us additional expenses of solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to Be Held on May 29, 2013

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet.  This Notice of Meeting and Proxy Statement, and our Annual Report to Stockholders for the year ended December 31, 2012, are available free of charge and may be accessed at www.edocumentview.com/CVTI.

In accordance with SEC rules, we do not use "cookies" or other software that identifies visitors accessing these materials on this website.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

To obtain directions to the Annual Meeting, please call Kimberly Perry at (423) 463-3357.

By Order of the Board of Directors,
/s/ David R. Parker
David R. Parker
Chairman of the Board

Chattanooga, Tennessee
April 19, 2013

Director Compensation	30
Narrative to Director Compensation	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED 2006 OMNIBUS INCENTIVE PLAN	34
Introduction	34
Background	35
Reasons for Seeking Stockholder Approval	36
Description of the Incentive Plan and the Third Amendment	36
Administration	39
Shares Available and Maximum Awards	39
Payment Terms	40
Adjustments Upon Certain Events	40
Termination and Amendment of Incentive Plan	40
Tax Status of Incentive Plan Awards	41
Securities Act Registration	41
Eligible Participants	41
Incentive Plan Benefits	42
Additional Information Regarding Stock Options, Warrants, and Rights	43
Federal Income Tax Consequences of the Issuance and Exercise of Stock Options	43
Equity Compensation Plan Information	44
PROPOSAL 3 – RENEWAL OF THE MATERIAL TERMS OF THE PERFORMANCE-BASED GOALS UNDER THE INCENTIVE PLAN TO ALLOW CERTAIN GRANTS AND AWARDS TO CONTINUE TO QUALIFY AS PERFORMANCE-BASED COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(m)	44
Background	44
Performance-Based Goals	45
Reasons for Seeking Stockholder Approval	46
RELATIONSHIPS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	46
Principal Accountant Fees and Services	46
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	47
STOCKHOLDER PROPOSALS	47
OTHER MATTERS	48
APPENDIX A	A-1

COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
__________________________________________

NOTICE OF MEETING AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 29, 2013
__________________________________________

GENERAL INFORMATION

This Notice of Meeting and Proxy Statement are furnished in connection with the solicitation of proxies from the stockholders of Covenant Transportation Group, Inc., a Nevada corporation, to be voted at the 2013 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at our principal executive office, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. Eastern Daylight Time, on Wednesday, May 29, 2013, and any adjournment thereof.

The Proxy Statement, proxy card, and our 2012 Annual Report for the year ended December 31, 2012 (the "2012 Annual Report"), which collectively comprise our "proxy materials," were first mailed on or about April 19, 2013, to stockholders of record at the close of business on our record date of April 15, 2013 (the "Record Date").  Except to the extent it is incorporated by specific reference, the enclosed copy of our 2012 Annual Report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

The terms "Company," "we," "us," and "our" refer to Covenant Transportation Group, Inc. and its consolidated subsidiaries.  The term "Board" refers to our Board of Directors.

Voting by Proxy

THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD.  When a proxy is executed and returned (and not revoked) prior to the Annual Meeting, the proxy will be voted according to the instructions the stockholder made when granting the proxy.  Unless otherwise specified or if no choice is indicated on a proxy, all proxies received pursuant to this solicitation will be voted in accordance with the recommendations by our Board as follows:

"FOR" Proposal 1:	The election of the five (5) director nominees named below;

"FOR" Proposal 2:
The approval of an Amendment to the Covenant Transportation Group, Inc. Second Amended and Restated 2006 Omnibus Incentive Plan (the "Incentive Plan"), which, among other things, (i) provides that the maximum aggregate number of shares of Class A common stock available for the grant of awards under the Incentive Plan from and after May 29, 2013, shall not exceed 750,000 plus the 800,000 shares (of which 195,836 shares remain available currently) previously made available under the Second Amendment to the Incentive Plan approved by stockholders in May 2011, (ii) limits the shares of Class A common stock that shall be available for issuance or reissuance under the Incentive Plan from and after May 29, 2013, to the additional 750,000 shares reserved plus the 800,000 shares (of which 195,836 shares remain available currently) previously reserved, plus any remaining expirations, forfeitures, cancellations, or certain other terminations of such shares, and (iii) re-sets the term of the Incentive Plan to expire on March 31, 2023 with respect to the ability to grant new awards;

"FOR" Proposal 3:
Renewal of the material terms of the performance-based goals under the Incentive Plan to allow certain grants and awards to continue to qualify as performance-based compensation under Internal Revenue Code Section 162(m); and

"FOR" Proposal 4:	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Your executed proxy appoints the persons appointed to vote the proxies as your duly authorized attorney-in-fact and gives such persons the power to represent and vote at the Annual Meeting all shares of our outstanding Class A common stock, par value one cent ($0.01) per share (the "Class A common stock"), that you are entitled to vote as a stockholder.  Such persons will vote your shares as instructed by you on your proxy.  If you do not provide voting instructions on Proposals 1, 2, 3, or 4, or for any other matters properly presented at the Annual Meeting, your proxy also gives such persons the discretionary authority to vote your shares represented thereby as recommended above by the Board and in accordance with such persons' best judgment.  None of the proposals discussed in this Proxy Statement that are intended to be acted upon at the Annual Meeting are related to or conditioned upon the approval of any other matters.

Record Date and Voting Rights

The Record Date for the Annual Meeting is April 15, 2013.  Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy.  Holders of Class A common stock are entitled to one vote for each share held.  Holders of Class B common stock, par value one cent ($0.01) per share (the "Class B common stock), are entitled to two votes for each share held so long as David R. Parker or certain members of his immediate family beneficially own such shares.  In the event that any shares of our Class B common stock cease to be owned by Mr. Parker or certain of his immediate family members, such shares will be automatically converted into shares of our Class A common stock and will then be entitled to one vote per share.  Unless otherwise required by Nevada law, the Class A common stock and Class B common stock vote together as a single class.  We have no other class of stock outstanding.  Holders of Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors.  On the Record Date, the closing market price of our Class A common stock as reported on the NASDAQ Global Select MarketSM was $5.8499 per share.

On the Record Date, there were issued and outstanding (i) 13,166,757 shares of Class A common stock (including 671,324 shares of restricted Class A common stock subject to certain performance vesting and holding provisions), entitled to cast an aggregate 13,166,757 votes on all matters subject to a vote at the Annual Meeting and (ii) 2,350,000 shares of Class B common stock entitled to cast an aggregate 4,700,000 votes on all matters subject to a vote at the Annual Meeting.  The total number of shares of our common stock issued and outstanding on the Record Date was approximately 15,516,757, which is entitled to cast an aggregate of 17,866,757 votes on all matters subject to a vote at the Annual Meeting.  The total number of issued and outstanding shares excludes approximately 321,000 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options granted under our incentive stock plans and other arrangements (excluding the 750,000 additional shares of Class A common stock that would be reserved for issuance if Proposal 2 is approved by our stockholders).  Holders of unexercised options are not entitled to vote any unissued shares underlying such unexercised options at the Annual Meeting.  The Inspector of Elections will tabulate votes cast at the Annual Meeting, and the results of all items voted upon will be announced at the Annual Meeting.  We will also disclose the final voting results in a Current Report on Form 8-K filed with the SEC in accordance with the SEC rules.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present.  A quorum is present if the holders of a majority of the outstanding Class A and Class B common stock entitled to vote are represented at the Annual Meeting in person or by proxy.  Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.  "Abstentions" are shares that are entitled to vote but that are not voted at the direction of the holder.  "Broker non-votes" are shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner.

Required Vote

Directors are elected by an affirmative vote of a plurality of the total votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting, which means that with respect to Proposal 1, the five director nominees receiving the highest number of votes for their election will be elected.  The approval of an amendment to the Incentive Plan under Proposal 2, approval of the renewal of the material terms of the Incentive Plan performance-based goals for Internal Revenue Code Section 162(m) qualification under Proposal 3, ratification of the KPMG LLP appointment under Proposal 4, and approval of any other matter submitted to stockholders each requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting.  Abstentions and broker non-votes are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote for Proposal 1.  However, with respect to Proposals 2, 3, and 4 and the approval of any other matter submitted to stockholders, abstentions and broker non-votes will be counted as votes cast and will have the same effect as negative votes.

Voting Instructions

Your type of stock ownership determines the method by which you may vote your shares.  If your shares are registered directly in your name in the stock register and stock transfer books of the Company or with our transfer agent (Computershare Investor Services), you are a "registered holder" and considered the stockholder of record with respect to those shares.  If you hold your shares through a broker, rather than holding shares registered directly in your name, you are considered a "beneficial owner" of shares held in street name.  Beneficial owners have the right to instruct their broker how to vote the shares held in their account.

If you are a registered holder of record of our Class A common stock, you may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet and visiting the designated website, (iii) by mailing your proxy card or (iv) in person at the Annual Meeting by notifying and obtaining a ballot from the Inspector of Elections prior to the occurrence of any votes.  Registered holders of our Class B stock may vote either by (i) mailing your proxy card or (ii) attending the Annual Meeting and notifying and obtaining a ballot from the Inspector of Elections prior to the occurrence of any votes.  For 2013, we have arranged for telephone and Internet-voting procedures to be used.  These procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.  If you choose to vote by telephone or by using the Internet by accessing the designated website, please refer to the specific instructions on the proxy card.  The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Daylight Time on Tuesday, May 28, 2013.  If you wish to vote using the proxy card, please complete, sign, and date your proxy card and return it to us before the Annual Meeting.

Beneficial owners who hold their shares in street name will need to obtain a voting instruction form from the broker or institution that holds their stock and must follow the voting instructions given by that broker or institution.  A beneficial owner of shares may not vote in person at the Annual Meeting unless they obtain from their broker or institution a legal proxy that gives you the right to vote the shares.

Right to Attend Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  Stockholders who execute and return proxies may revoke them at any time before they are exercised during the call to vote by either (i) giving written notice of their revocation to our Corporate Secretary at our principal executive office address, (ii) executing a subsequent proxy and delivering it to our Corporate Secretary, or (iii) attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal, and we will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding Class A common stock.  Proxies will be solicited by mail, and may be solicited personally by directors, officers, and our regular employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Report of Independent Registered Public Accounting Firm, and other information included in our 2012 Annual Report that was mailed on or about April 19, 2013, together with this Notice of Meeting and Proxy Statement, to all stockholders of record as of the Record Date.  A copy of our 2012 Annual Report is publicly available free of charge at www.edocumentview.com/CVTI.  Except to the extent it is incorporated by specific reference, our 2012 Annual Report is not incorporated into this Proxy Statement and is not considered to be a part of the proxy-soliciting materials.

Important Information to Read with This Proxy Statement

Set forth below are the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things, our management and our Board; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of KPMG LLP, our independent registered public accounting firm; and instructions for stockholders who want to make proposals at our 2014 Annual Meeting of Stockholders.  EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE VOTING.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors to serve as the Board until our next Annual Meeting of Stockholders or until their successors are duly elected and qualified.  Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee"), our Board has nominated for election as directors the following five individuals, each of whom is presently serving as a director:  David R. Parker, William T. Alt, Robert E. Bosworth, Bradley A. Moline, and Dr. Niel B. Nielson.  The individual qualifications, skills, and experience of the director nominees are discussed in their respective biographies below.

Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the election of all director nominees.  In the event any director nominee becomes unwilling or unable to serve as a director prior to the vote on Proposal 1 at the Annual Meeting, the shares represented by your proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold authority to vote your shares for the unavailable nominee or substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

Nominees for Directorships

Information concerning the names, ages, positions with us, tenure as a Company director, and business experience of the nominees standing for election as directors at the Annual Meeting, as well as the specific attributes qualifying each nominee for a directorship, is set forth below.  Family relationships between any directors and executive officers, if any, are noted in the relevant biographies.  All references to experience with us include positions with our operating subsidiary, Covenant Transport, Inc., a Tennessee corporation ("CTI"), and none of the other corporations or organizations referenced in the biographies is a parent, subsidiary, or affiliate of the Company unless otherwise noted.  There are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of the director nominees was selected as a nominee.  Each of the director nominees has also consented to being named as such in this Proxy Statement and has indicated his intention to serve as a director, if elected.

David R. Parker, 55, has served as President since our founding in 1985 and as Chairman of the Board and Chief Executive Officer ("CEO") since 1994.  Mr. Parker was elected to the board of directors of the Truckload Carriers Association in 1994 and also serves on the board of directors of the American Trucking Associations.  Since March 2012, Mr. Parker has served as a member of the Trade and Transportation Advisory Council of the Federal Reserve Bank of Atlanta.  Mr. Parker has also served as a director of several religious organizations and serves as general partner of the Parker Limited Family Partnership.  The Board believes Mr. Parker’s dedication to the Company, as well as his executive and operational roles with us, have made him a valued member of our Board, and Mr. Parker brings to the Board an in-depth knowledge of all aspects of the Company.  The Board believes Mr. Parker's significant leadership experience, when coupled with Mr. Parker's significant knowledge of the Company, qualify him for his continued service as President, CEO, and Chairman of our Board.  Additionally, the Board believes Mr. Parker's knowledge of the industry continues to be a competitive strength for the Company.

William T. Alt, 76, has served as a director since 1994 and currently serves as Chair of our Nominating Committee and as a member of our Compensation Committee.  Mr. Alt holds degrees in engineering and the law.  He has engaged in the private practice of law since 1962 and served as the President of the professional corporation for which he has practiced, where he also was responsible for compensation decisions.  Mr. Alt has supervised as many as twelve attorneys engaged in litigation and securities work for brokers, private companies going public, and SEC reporting companies.  Mr. Alt also has experience advising companies, including other interstate trucking companies, in public offerings, stock exchange listings, SEC reporting, accounting issues concerning public companies, and various other commercial matters.  Mr. Alt served as outside counsel to the Company from 1986 to 2003 and gained an in-depth understanding of the risks facing the Company.  The Board believes Mr. Alt’s legal experience and familiarity with securities laws and the transportation industry qualify Mr. Alt to serve on the Board and benefit the Company.  Specifically, the Board believes Mr. Alt’s legal background allows Mr. Alt to advise the Board regarding best practices and strategies to help inform the Board’s decision-making.  Additionally, the Board believes Mr. Alt’s past leadership positions and executive experience qualifies Mr. Alt to serve in his current capacity as the Chair of the Nominating Committee.  The Board believes Mr. Alt's knowledge of executive compensation practices adds significant value to our Compensation Committee.

Robert E. Bosworth, 65, has served as a director since 1998 and currently serves as Chair of our Audit Committee.  Mr. Bosworth served as a director of Chattem, Inc., a consumer products company from 1986 to 2010 and served on its audit committee from 1998 to 2005 and on its compensation committee from 2002 to 2005.  From September 2005 until his retirement in July 2012, Mr. Bosworth served as the President and Chief Operating Officer (“COO”) of Chattem, Inc.  Prior to such position, Mr. Bosworth served as Chief Financial Officer ("CFO") of the Livingston Company, a merchant bank located in Chattanooga, Tennessee, since 2004, and as Livingston's Vice President of Corporate Finance since 2001.  From 1998 until 2001, Mr. Bosworth was a business and management consultant to various corporations in the Chattanooga area.  Prior to 1998, Mr. Bosworth served for more than five years as Executive Vice President and CFO of Chattem, Inc.  Mr. Bosworth has also held directorships with several organizations, including Chattanooga Christian School, Southport Capital, Wellington Group, Hamico, Inc., See Rock City, Inc., Elcat, Inc., R.L. & K.H. Maclellan Foundation, Vincent Printing, Inc., as well as served as Vice President of Hamico, Inc.  Mr. Bosworth holds an M.B.A. in finance.  The Board believes Mr. Bosworth's services on the Chattem, Inc. board and on the boards of several other organizations have provided him with significant insight into board processes, functions, exercise of diligence, and oversight of management, and this knowledge benefits the Board.  The Board also believes Mr. Bosworth's financial background, including his experience handling all financial functions of Chattem, Inc. and his familiarity and experience with applicable laws and regulations governing the preparation of financial statements filed with the SEC from when Chattem, Inc. was publicly traded, adds value to the Board and the Company's Audit Committee and Board.  The Board believes Mr. Bosworth's extensive executive, director, business, and financial reporting experience make him highly qualified to serve as a director and as Chair of the Audit Committee.

Bradley A. Moline, 46, has served as a director since 2003 and currently serves as a member of our Audit Committee and Nominating Committee.  Mr. Moline has been President and CEO of ALLO Communications, LLC, a telecommunications company, since October 2002.  He also serves on the board of directors of ALLO Communications, LLC.  Mr. Moline also has been the owner and President of Imperial Super Foods, a grocery store in Imperial, Nebraska, since February 2002 and NECO Grocery, a grocery store in Holyoke, Colorado, since March 2006.  From 1994 to 1997, Mr. Moline was our Treasurer and CFO.  Mr. Moline also served as CFO of Birch Telecom Inc., a telecommunications company, when the company's debt securities were publicly traded and previously worked for Ernst & Young, where he was formerly licensed as a CPA.  Mr. Moline holds a degree in Business Administration with an emphasis in accounting.  In his roles with the Company, Birch Telecom, and Ernst & Young, Mr. Moline gained experience overseeing financial matters and reviewing documents filed with the SEC.  The Board believes Mr. Moline's extensive financial and executive experience add significant value to our Audit Committee and make Mr. Moline a valued member of our Board.  The Board also believes Mr. Moline's wide array of executive experiences, including from his service as the Company's CFO, has prepared him well to respond to complex financial and operational challenges.

Dr. Niel B. Nielson, 59, has served as a director since 2003 and currently serves as Chair of our Compensation Committee and as a member of our Audit Committee.  Dr. Nielson has been President and CEO of Dew Learning, LLC, a global provider of digital and on-line educational products and services, since July 2012.  Dr. Nielson was President of Covenant College from 2002 until July 2012.  From 1997 until 2002, Dr. Nielson was the Associate Pastor of Outreach for College Church in Wheaton, Illinois.  Dr. Nielson was a partner and trader for Ritchie Capital Markets Group, LLC from 1996 to 1997.  Prior to 1996, Dr. Nielson served as an executive officer in various companies, including serving for two years as Senior Vice President of Chicago Research and Trading Group, Ltd., a company at which he was employed for nine years.  Dr. Nielson holds investment company directorships, including 13 directorships of closed-end funds associated with the First Trust group of funds, 73 directorships of exchange-traded funds associated with the First Trust group of funds, four directorships of open-end funds associated with the First Trust group of funds, and one directorship of the First Defined Portfolio Fund, LLC.  Such directorships include serving as a member of the audit, compensation, nominating and governance, and valuation committees of such funds.  During the past five years, Dr. Nielson also has served as a director of the Maclellan Foundation, Inc., the Maclellan Center for Global Christian Education, the Covenant College Foundation, the Chalmers Center for Economic Development, Allied Arts of Chattanooga, and the Chattanooga Symphony and Opera.  Dr. Nielson holds a master's degree and Ph.D. in philosophy.  The Board believes Dr. Nielson's diverse executive and board experience have provided him with the know-how of what it takes to help organizations and businesses plan and expand for growth and have provided him with key skills in working with other directors, understanding board processes and functions, and overseeing management.  The Board also believes the executive management and director positions that Dr. Nielson has held in for-profit and not-for-profit entities, including his experiences analyzing financial statements included in periodic reports filed with the SEC and overseeing of a significant budget at Covenant College as its President, have provided him with extensive financial experience and have made Dr. Nielson a valued member of our Audit Committee.  The Board believes Dr. Nielson's executive experience and directorships with various compensation committees have qualified him well to serve as Chair of our Compensation Committee.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

Board of Directors

Meetings.  Our Board held five meetings during the year ended December 31, 2012.  Each current member of the Board attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he served.  We encourage the members of our Board to attend our Annual Meeting of Stockholders, although we do not have a formal policy regarding director attendance at such meetings.  Four of our five then-current directors attended the 2012 Annual Meeting of Stockholders.

Director Independence.  Our Class A common stock is listed on the NASDAQ Global Select MarketSM.  Therefore, we are subject to the listing standards embodied in applicable NASDAQ Stock Market ("NASDAQ") listing standards and the rules and regulations of the SEC, including those relating to corporate governance.  The Board has determined that the following directors and director nominees are "independent" under NASDAQ Rule 5605(a)(2):  Messrs. Bosworth, Alt, and Moline and Dr. Nielson.  The Board has also determined that with respect to each of our three Board committees, each member and committee composition satisfies the applicable committee independence and membership requirements of NASDAQ and the SEC.  In accordance with NASDAQ Rule 5605(b)(2), in 2012, our independent directors held nine special meetings of independent directors, or "executive sessions," at which only the independent directors were present.

Our Nominating Committee reviewed (i) the SEC regulatory and NASDAQ listing standards for assessing the independence of our directors and director nominees, (ii) the criteria for determining each such individual's independence specifically for purposes of serving on the Audit Committee and Compensation Committee and as an "audit committee financial expert," and (iii) each such individual's professional experience, education, skills, ability to enhance differences of viewpoint and other qualities among our Board membership.  After concluding its review, the Nominating Committee submitted its independence recommendations to our Board.  Our Board then made its independence determinations based on the committee's recommendations.

Board Oversight of Risk Management.  The Board has overall responsibility for risk oversight, which involves evaluating any material risks concerning us, as well as management's decisions and efforts to identify, manage, and monitor such risks.  This oversight also includes understanding and determining what constitutes an appropriate level and tolerance of risk for the Company.  The Board addresses this responsibility as part of its periodic Board meetings.  The Board has delegated oversight responsibility to each of the Board committees according to its respective area of responsibility and assigned the assessment of the Board's review of enterprise risk to the Nominating Committee, financial risk to the Audit Committee, and compensation-related risk to the Compensation Committee.  In its risk oversight role, our Board considers and confers with management about risk administration.  Typically, management identifies, measures, and analyzes risks inherent to our business, operations, and industry.  Management then reports to the appropriate Board committee, which then evaluates management's risk assessment and reports to the Board.  The Board's role in risk oversight has not affected the Board's leadership structure.

Board Leadership Structure.  The Board is responsible for overseeing our overall corporate governance and the competent and ethical management and operation of our business.  The Board believes that its current leadership structure best serves the Board's ability to carry out its duties and responsibilities with respect to the achievement of our goals and objectives, oversight of senior management and ensuring the best interests of our stockholders are served.  Mr. Parker currently serves as our President, Chairman of the Board and CEO.  The Board elects our President, Chairman of the Board, and CEO annually.  Mr. Parker was elected by our Board in May 2012 to serve in such positions until his successor is duly elected or until his earlier death, resignation or removal, pursuant to our Second Amended and Restated Bylaws.

Our independent directors regularly meet in "executive sessions," which are meetings conducted by independent directors without the presence of management.  These executive sessions are typically conducted before or after any Board or Board committee meeting at which a majority of the independent directors are present or by holding special meetings of the independent directors.  Our independent directors do not formally select a lead independent director to preside over their executive sessions.  Rather, our independent directors collaboratively administer the executive sessions or select the Chair of the Board committee whose meeting includes or precedes any such executive session to preside.  We believe our independent directors have an appropriate breadth of experience and perspective that facilitate and contribute to the efficiency and functionality of the full Board and that this approach produces consistent, effective communication between the independent directors and Chairman of the Board.

The Board believes our current leadership structure is appropriate and suitable for proper and efficient Board functioning and communication, given the size of the Company and our Board.  We believe the combination of Mr. Parker's leadership positions is effective for us given Mr. Parker's in-depth knowledge of and experience in our business and industry, and his long-standing service in three senior leadership positions demonstrates to our stockholders Mr. Parker's commitment to our growth and success.  As the CEO, Mr. Parker is also intimately involved in the Company's routine operations and is in a position to elevate critical business issues to the Board and senior management because he reports to the Board as the CEO with the other executive officers and participates in the meetings as a director.  The Board has determined the President, Chairman of the Board, and CEO combination, together with a successful governance structure that includes the exercise of key oversight responsibilities by independent directors, provides an effective balance for the management of the Company and our stockholders' best interests.  Our Board has the flexibility to modify our leadership structure in the future, as the Board deems appropriate or necessary.

Stockholder Communications with the Board of Directors.  Our Board has adopted procedures by which our stockholders may communicate with our Board regarding matters of substantial importance to us.  Information concerning the manner in which stockholders can communicate with the Board is set forth in our Stockholder Communications Procedures available on our website at http://ctgcompanies.com/documents/stockholder_communications.pdf.  Our Stockholder Communications Procedures, which was adopted by the Board, describes the process for sending communications and determining which communications will be relayed to directors.  Please note that we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

Committees of the Board of Directors

The Audit Committee

Functions, Composition, and Meetings of the Audit Committee.  Our Board has established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to oversee our accounting and financial reporting policies and processes in accordance with applicable SEC rules and NASDAQ listing standards.  The primary responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below, and are further described in the Audit Committee charter.  During 2012, our Audit Committee was comprised of Messrs. Bosworth and Moline and Dr. Nielson.  Mr. Bosworth serves as Chair of the Audit Committee.  The Audit Committee met seven times during 2012.

Audit Committee Independence.  Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NASDAQ Rule 5605(c)(2)(A).  Specifically, each member of the Audit Committee:

•	is independent under NASDAQ Rule 5605(a)(2);
•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act;
•	did not participate in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and
•	is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and statement of cash flows.

Audit Committee Charter.  Our Audit Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Audit Committee reviews and reassesses the adequacy of its formal written charter on an annual basis and recommends changes to the Board when appropriate.  The charter is publicly available free of charge on our website at http://ctgcompanies.com/documents/audit_comm_charter.pdf.

Audit Committee Financial Expert.  The Board has determined that at least one current member of the Audit Committee qualifies as an "audit committee financial expert" under Item 407(d)(5)(ii) of SEC Regulation S-K.  In the judgment of the Board, such member (i) meets the audit committee member independence criteria under applicable SEC rules; (ii) is independent, as independence for audit committee members is defined under applicable NASDAQ listing standards; and (iii) has sufficient knowledge, experience and sophistication in financial and auditing matters under relevant SEC and NASDAQ rules.  The satisfaction of these factors results in the individual's financial sophistication under NASDAQ Rule 5605(c)(2)(A) and qualifies such member as an "audit committee financial expert," under Item 407(d)(5)(ii) of SEC Regulation S-K.  The Board has determined Mr. Bosworth is financially sophisticated and designated Mr. Bosworth as our audit committee financial expert.

Report of the Audit Committee.  In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board that our audited financial statements be included in our Annual Report on Form 10-K and determines certain other matters, including the independence of our independent registered public accounting firm.  The Report of the Audit Committee for 2012 is set forth below.

The Audit Committee Report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Audit Committee

The primary purpose of the Audit Committee of the Board of Covenant Transportation Group, Inc. (the "Company") is to assist the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal control over financial reporting.  The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.  Rather, the Company's management has primary responsibility for the preparation, consistency, integrity, and fair presentation of the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls.  The Company retains an independent registered public accounting firm, KPMG LLP, which is responsible for conducting independent quarterly reviews and an independent annual audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing a report thereon.

For the year ended December 31, 2012, the Audit Committee has (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and KPMG LLP; (ii) discussed with KPMG LLP the matters required to be discussed pursuant to Item 2-07 of SEC Regulation S-X (Communication with Audit Committees) and Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be amended, adopted, or superseded; (iii) received and discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB; and (iv) discussed with KPMG LLP its independence as the Company's independent registered public accounting firm and auditor.  The Audit Committee, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and KPMG LLP.  The Audit Committee met in periodic executive sessions with each of KPMG LLP, management, and the internal audit department during 2012.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Audit Committee:
Robert E. Bosworth, Chair
Bradley A. Moline
Dr. Niel B. Nielson

The Compensation Committee

Functions, Composition, and Meetings of the Compensation Committee.  As more fully outlined in the Compensation Committee charter, the primary functions of the Compensation Committee of our Board are to aid our Board in discharging its responsibilities relating to the compensation of our executive officers, including the CEO;

evaluate and approve our compensation plans, policies, and programs; produce an annual report on executive compensation; and perform such other duties as may be assigned to it by our Board or imposed by applicable laws or regulations.  In furtherance of its duties, the Compensation Committee reviews and approves certain elements of the compensation of our executive officers and our overall executive compensation strategy to ensure such components align with our business objectives, responsible corporate practices, and our stockholders' interests.  The Compensation Committee also makes recommendations on other compensation matters to the full Board.  During 2012, Dr. Nielson and Mr. Alt served as the members of the Compensation Committee, with Dr. Nielson serving as Chair.  The Compensation Committee held a total of four meetings in 2012.

Compensation Committee Independence.  Each member of the Compensation Committee satisfies the independence and compensation committee membership criteria set forth in NASDAQ Rule 5605(d)(2)(A) and applicable SEC regulations.  In determining the independence of our Compensation Committee members, the Board considered several relevant factors, including but not limited to each director's source of compensation and affiliations.  Specifically, each member of the Compensation Committee:

•	is independent under NASDAQ Rule 5605(a)(2);
•	meets the criteria for independence set forth in Rule 10C-1(b)(1) under the Exchange Act;
•	did not directly or indirectly accept any consulting, advisory or other compensatory fee from the Company;
•
as determined by our Board, is not affiliated with the Company, any Company subsidiary, or any affiliate of a Company subsidiary, and does not have any other relationship, which would impair each respective member's judgment as a member of the Compensation Committee; and

•	is an "outside director" as defined in Section 162(m) of the Internal Revenue Code, as amended (the "IRC"), and U.S. Treasury Regulation Section 1.162-27.

In 2012, none of our Compensation Committee members had any business or personal relationship with any compensation consultant, legal counsel, or other advisor that was selected by or provided advice to the Compensation Committee.

Compensation Committee Charter.  Our Compensation Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Compensation Committee periodically reviews and reassesses the adequacy of its formal written charter on an annual basis and recommends changes to the Board when appropriate.  The charter is publicly available free of charge on our website at http://ctgcompanies.com/documents/compensation_committee.pdf.

Report of the Compensation Committee.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Report of the Compensation Committee for 2012 follows.

The Report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Compensation Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Compensation Committee

The Compensation Committee of the Board of Covenant Transportation Group, Inc. (the "Company") has reviewed and discussed with management the Compensation Discussion and Analysis section (as required by Item 402(b) of Regulation S-K of the U.S. Securities and Exchange Commission) contained in this Proxy Statement for the Annual Meeting of Stockholders to be held on May 29, 2013.  Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Compensation Committee:
Dr. Niel B. Nielson, Chair
William T. Alt

Compensation Committee Interlocks and Insider Participation

Dr. Nielson served on the Compensation Committee and was Chair for all of 2012.  Mr. Alt also served on the Compensation Committee for all of 2012.  Dr. Nielson and Mr. Alt were not officers or employees of the Company at any time during 2012 or as of the date of this Proxy Statement, nor is either individual a former officer of the Company.  In 2012, no member of our Compensation Committee had any relationship or transaction with the Company that would require disclosure as a "related person transaction" under Item 404 of SEC Regulation S-K in this Proxy Statement under the section entitled Certain Relationships and Related Transactions.

During 2012, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee.  Additionally, during 2012, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of our Board or Compensation Committee.

See Certain Relationships and Related Transactions for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and Executive Compensation – Director Compensation for a description of compensation of the members of the Compensation Committee.

The Nominating and Corporate Governance Committee

Functions, Composition, and Meetings of the Nominating and Corporate Governance Committee.  In 2004, the Board established a Nominating and Corporate Governance Committee to recommend to the Board potential director nominee candidates for election to the Board and to make recommendations to the Board concerning issues related to corporate governance, as further detailed in the Nominating Committee charter discussed below.  During 2012, Messrs. Alt and Moline served as the Nominating Committee, with Mr. Alt serving as Chair.  All current members of the Nominating Committee are independent, as independence for nominating committee members is defined under applicable SEC regulations and NASDAQ listing standards.  The Nominating Committee met one time in 2012.  The Nominating Committee has recommended that the Board nominate Messrs. Parker, Alt, Bosworth, and Moline and Dr. Nielson for election at the Annual Meeting, each of whom is currently serving as a director.

Nominating and Corporate Governance Committee Charter.  Our Nominating Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Nominating Committee periodically reviews its formal written charter, as well as those of our Board committees, to ensure each charter reflects a commitment to effective corporate governance and recommends changes to the Board when appropriate.  A copy of the charter (which includes Exhibit A (Criteria for Board of Directors) to such charter, as mentioned below) is available free of charge on our website at http://ctgcompanies.com/documents/nominatingcorporategov.pdf.

Process for Identifying and Evaluating Director Nominees.  Director nominees are chosen by the entire Board, after considering the recommendations of the Nominating Committee.  The members of the Nominating Committee review the qualifications of various persons to determine whether they are qualified director nominee candidates for membership on the Board.  The Nominating Committee will review all such candidate recommendations, including those properly submitted by stockholders, in accordance with the requirements of its charter, SEC regulations, and NASDAQ listing standards.  Upon identifying and selecting qualified director nominee candidates, the Nominating Committee then submits its director nominee selections to our Board for consideration.  We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Desirable Traits for Director Nominees.  With regard to specific qualities and skills of potential director nominees, the Nominating Committee believes it necessary that: (i) at least a majority of the members of the Board qualify as "independent" under NASDAQ Rule 5605(a)(2); (ii) at least three members of the Board satisfy the audit committee membership criteria specified in NASDAQ Rule 5605(c)(2)(A); (iii) at least one member of the Board eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to be financially sophisticated under NASDAQ Rule 5605(c)(2)(A) and qualifies as an "audit committee financial expert" within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K; and (iv) at least two members of the Board satisfy the compensation committee membership criteria specified in NASDAQ Rule 5605(d)(2)(A).  In addition to these specific requirements, the Nominating Committee takes into account all factors it considers appropriate, which may include, but are not limited to, an individual's experience, accomplishments, education, understanding of our business and the industry in which we operate, specific skills, general business acumen, and personal and professional integrity.  Exhibit A (Criteria for Board of Directors) of the Nominating Committee charter also sets forth various factors and criteria used for selecting director nominees (such factors and criteria are not absolute prerequisites for any such nominee).  Generally, the Nominating Committee will first consider current Board members as potential director nominees because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives.

Director Evaluation Program.  The Nominating Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to our stockholders, including an assessment of the Board's compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance.  The Nominating Committee also is responsible for developing and implementing an annual self-evaluation process for the Board designed to assure that directors contribute to our corporate governance and to our performance.  These tasks are accomplished in part through our annual Board evaluation questionnaire in which our outside directors assess and comment on various issues concerning the Board's performance, oversight, resources, composition, culture, and committees.  Questionnaire responses are anonymously compiled and summarized in a report distributed to the Board by independent counsel.  We believe this provides valuable constructive feedback that contributes to the Board's overall effectiveness, functionality, and oversight.

Board Diversity.  In recommending director nominee candidates for the Board, the Nominating Committee considers Board diversity along with the various other factors discussed above.  Our Nominating Committee does not have a formal policy with respect to diversity, but considers it desirable if potential nominees compliment and contribute to the Board's overall diversity and composition.  Pursuant to the Nominating Committee's charter, such consideration includes each individual candidate's ability to enhance differences of viewpoint, professional experience, education, skills, and other individual qualities among the members of the Board.  Diversity is not limited solely to gender, race and ethnicity distinctions, and we interpret diversity to encompass an individual's ability to positively contribute to the chemistry and collaborative nature of our Board, as well as such person's personal and professional experiences, aptitude, and expertise relevant to our industry.  The Nominating Committee periodically reviews and assesses the effectiveness of the Committee's policies with respect to its consideration of diversity in identifying director nominees.

Stockholder Director Nominee Recommendations.  It is generally the policy of the Nominating Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious, timely received, and comply with the SEC rules and regulations setting forth the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials, specifically Rule 14a-8 of the Exchange Act.  To be timely, recommendations must be received in writing by Mr. Hogan at our principal executive office at least 120 days prior to the one-year anniversary of the mailing date of our proxy statement for the prior year's Annual Meeting of Stockholders.  For our 2014 Annual Meeting of Stockholders, all stockholder recommendations of proposed director nominees must be received in writing by Mr. Hogan no later than the close of business on December 20, 2013.  Such stockholder recommendations should be addressed and sent to Joey B. Hogan, Senior Executive Vice President and COO; Covenant Transportation Group, Inc.; 400 Birmingham Highway; Chattanooga, Tennessee 37419.  In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed director nominee's name and qualifications and the reason for such recommendation;
•	the name and record address of the stockholder(s) proposing such nominee;
•	the number of shares of our Class A and/or Class B common stock that are beneficially owned by such stockholder(s) and the dates indicating how long such stock has been held by such stockholder(s);
•	a description of any financial or other relationship between the stockholder(s) and such director nominee or between the director nominee and us or any of our subsidiaries;
•	appropriate biographical and other information equivalent to that required of all other director nominee candidates; and
•	any other information such stockholder(s) must provide pursuant to and as required under Rule 14a-8 of the Exchange Act.

Our Executive Officers

Set forth below is certain information regarding our current executive officers (other than our CEO, Mr. Parker, for whom information is set forth above under Proposal 1 – Election of Directors).  All executive officers are elected annually by the Board.  Family relationships between any directors and executive officers, if any, are noted in the relevant biographies.  All references to experience with us include positions with our operating subsidiary, CTI and none of the other corporations or organizations referenced in the biographies is a parent, subsidiary, or affiliate of the Company unless otherwise noted.  In 2012, none of our executive officers had any business or personal relationship with any compensation consultant, legal counsel, or other advisor (including any such advisor's employer) that was selected by or provided advice to the Compensation Committee.  There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of the executive officers was or is to be selected as an officer.  Each of the executive officers also has consented to being identified as such in this Proxy Statement and has indicated his intention to serve in his respective office, if elected by the Board.

Joey B. Hogan, 51, has served as our Senior Executive Vice President and COO since May 2007, as well as President of CTI since such time.  Mr. Hogan was our CFO from 1997 to May 2007, and our Executive Vice President from May 2003 to May 2007, and was a Senior Vice President from December 2001 to May 2003.  From joining us in August 1997 through December 2001, Mr. Hogan served as our Treasurer.  Mr. Hogan served as a director and on the audit committee of Chattem, Inc., a consumer products company, from April 2009 through March 2010.  Mr. Hogan did not serve on the compensation committee of Chattem, Inc.

Tony Smith, 65, founded Southern Refrigerated Transport, Inc. ("SRT") in 1986 and has served as President of SRT since its inception.  SRT joined the Company as one of our subsidiaries in 1998.  Mr. Smith also served as President of Tony Smith Trucking, Inc., a former subsidiary of the Company, from October 1998 to December 2004.  Mr. Smith is the father of Justin Smith, COO at SRT.

James "Jim" Brower, 56, has served as President of Star Transportation, Inc. ("Star") since 1983.  Star joined the Company as one of our subsidiaries in 2006.

Richard B. Cribbs, 41, has served as our Senior Vice President and CFO since May 2008.  Previously, Mr. Cribbs served as our Vice President and Chief Accounting Officer ("CAO") from May 2007 to May 2008 and Corporate Controller from May 2006 to May 2007.  Prior to joining the Company, Mr. Cribbs was the Corporate Controller, Assistant Secretary, and Assistant Treasurer for Tandus, Inc., a commercial flooring company, from May 2005 to May 2006.  Mr. Cribbs also previously served as CFO of Modern Industries, Inc., a tier two automotive supply company, from December 1999 to May 2005.  Mr. Cribbs serves as a member of the Accounting Advisory Board of the University of Tennessee at Chattanooga.

R.H. Lovin, Jr., 61, has served in several senior management positions since joining us in 1986.  Mr. Lovin has been our Executive Vice President since February 2003 and Corporate Secretary since August 1995.  Previously, Mr. Lovin served as our Vice President–Administration from May 1994 to May 2003, CFO from 1986 to 1994, and as one of our directors from May 1994 to May 2003.

M. Paul Bunn, 35, has been our CAO and Treasurer since January 2012.  Previously, Mr. Bunn served as our Corporate Controller from July 2009 to January 2012.  Prior to that, Mr. Bunn served as an Audit Senior Manager for Ernst & Young, LLP, a global professional services provider.  Mr. Bunn is registered as a Certified Public Accountant with the State of Tennessee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own (directly or indirectly) more than 10% of our Class A common stock, to file reports of ownership and changes in ownership with the SEC.  Officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such reports (including any amendments thereto) filed with the SEC during 2012 and written representations that no other reports were required during the year ended December 31, 2012, we believe that all of the Company's executive officers, directors, and greater than 10% beneficial owners complied with applicable Section 16(a) filing requirements during the year ended December 31, 2012.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees, whether with us or one of our subsidiaries.  The Code of Conduct and Ethics includes provisions applicable to our CEO, CFO, CAO, controller, or persons performing similar functions and that collectively constitute a "code of ethics" within the meaning of Item 406(b) of SEC Regulation S-K.  A copy of the Code of Conduct and Ethics is publicly available free of charge on our website at http://ctgcompanies.com/documents/Code_of_Conduct_and_Ethics_2012.pdf.

Pursuant to SEC regulations and NASDAQ listing standards, we will disclose amendments to or waivers of our Code of Conduct and Ethics in a press release, on our website http://ctgcompanies.com/investor-relations/earnings-info, or in a Current Report on Form 8-K filed with the SEC, whichever disclosure method is appropriate.  We amended the Code of Conduct and Ethics in May 2012, and such amended code is disclosed on our website.  To date, we have not granted any waivers from our Code of Conduct and Ethics to the CEO, CFO, CAO, controller, or any person performing similar functions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Proxy Statement section identifies our Named Executive Officers (as designated below) and explains to our stockholders how our executive compensation programs, policies and decisions are formulated, applied, and operate with respect to the Named Executive Officers.  In the Compensation Discussion and Analysis, we also discuss and analyze our executive compensation program, including each component of compensation awarded under the program, and the corresponding compensation amounts for each Named Executive Officer.

This Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative discussions) and Committees of the Board of Directors – The Compensation Committee section contained in this Proxy Statement.  As noted in that section, our Compensation Committee, which is comprised only of directors who satisfy applicable SEC and NASDAQ independence requirements and the "outside director" requirements under IRC Section 162(m), oversees and administers our executive compensation policies and practices.

Overview and Philosophy of Compensation

The Compensation Committee of our Board oversees all of our executive officer compensation arrangements.  The Compensation Committee has the specific responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our CEO, (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation.  The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executive officers' interests with the interests of our stockholders.  The Compensation Committee also reviews and approves all forms of deferred compensation and incentive compensation, including stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers.  The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.  The Compensation Committee has not engaged or received reports from any compensation consultants with respect to our 2012 executive compensation.

One of our primary business strategies has been to divide our businesses into defined service offerings, each of which operates as a semi-autonomous business unit.  Accordingly, at the most senior level, including our Named Executive Officers, we seek to attract, motivate, and retain executive officers who are capable of evaluating, building, and managing multiple businesses,  and who we believe will create long-term value for our stockholders.  In this regard, we use a mix of compensation designed to provide overall compensation levels that (i) are sufficient to attract and retain talented executive officers and to motivate those executives to achieve superior results, (ii) align executives' interests with our corporate strategies, our business objectives, and the performance of specific business units to the extent applicable, (iii) enhance executives' incentives to increase our stock price and focus on the long-term interests of our stockholders, and (iv) are consistent with our goal of controlling costs.  In many instances we build our compensation elements around long-term retention and development together with annual rewards based on financial performance.

Named Executive Officers

The following discussion summarizes the compensation elements we used to attract, motivate, and retain our CEO, CFO, and three other most highly compensated executive officers for the year ended December 31, 2012 (collectively, the "Named Executive Officers").  Our five Named Executive Officers are as follows:

	Name	Position
1.	David R. Parker	CEO, Chairman of the Board, and President
2.	Richard B. Cribbs	Senior Vice President and CFO
3.	Joey B. Hogan	Senior Executive Vice President and COO, and President of CTI
4.	Tony Smith	President of SRT
5.	R.H. Lovin, Jr.	Executive Vice President and Corporate Secretary

Elements of Compensation

Our compensation program for senior executive officers has two major elements, fixed compensation and incentive compensation.  The total compensation for senior executive officers, including the Named Executive Officers, consists of one or more of the following five components: (i) base salary, (ii) annual incentive compensation, which may include performance-based annual cash and/or equity awards, (iii) long-term equity incentive awards (in recent years, such equity awards have been in the form of restricted stock grants that were performance-based and/or time-based as to vesting, (iv) other compensation, including specified perquisites, and (v) employee benefits, which are generally available to all of our employees.

Compensation Determination Process

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive officer's total compensation, the Compensation Committee considers whether the total compensation is fair and reasonable to us; is internally appropriate based upon our culture, goals, initiatives, and the compensation of our other employees; and is within a reasonable range of the compensation afforded by other opportunities, overall economic conditions, and our recent historical performance.  The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive officer's leadership, integrity, individual performance, prospect for future performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial results and the creation of stockholder value, and current and past compensation.  In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation.  Consistent with our need to control costs and our desire to recognize our executive officers' performance where such recognition is warranted, the Compensation Committee has attempted to keep base salaries relatively low and weight overall compensation toward incentive and equity based compensation.  Accordingly, a substantial part of the compensation package for each executive officer is at risk and is only earned if our performance and the performance of the executive officer so warrants.  The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.  The Compensation Committee also takes into account the tax and accounting consequences associated with each element of compensation.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Compensation Committee, the Compensation Committee's general understanding of compensation levels of public companies, and the historical compensation levels of the executive officers.  We generally do not rely on rigid formulas, other than performance measures under our annual bonus program, or short-term changes in business performance when setting compensation.  Additionally, the Compensation Committee has the authority under its charter to retain outside consultants as it deems appropriate.  In accordance with this authority and as discussed above, the Compensation Committee engaged Towers Watson in March 2011 to provide independent and unbiased external advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our Named Executive Officers.  The Compensation Committee has used this advice and information as a guide in reviewing our executive compensation program in 2011, including with respect to the setting of base salaries and grants of equity awards to our executive officers.  In 2012, the Compensation Committee did not meaningfully change our executive compensation and therefore did not believe the retention of a compensation consultant was warranted.

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract, motivate, and retain highly qualified executive officers.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executive officers to focus their attention and efforts on creating stockholder value and on our other business objectives.  In determining base salaries, we consider the executive officer's current base salary, recent economic conditions and our financial results, and the executive officer's qualifications and experience, including but not limited to, the executive's length of service with us, the executive's industry knowledge, and the quality and effectiveness of the executive's leadership, integrity, scope of responsibilities, dedication to us and our stockholders, past performance, and current and future potential for providing value to our stockholders.  The base salaries of our executive officers will differ based upon these factors.  Market adjustments to executive officer base salaries may also be made when a significant change occurs to an executive officer’s position or responsibilities or if comparative market data indicates a significant deviation compared to market salary practices.  The 2012 base salaries of our Named Executive Officers are disclosed in the Summary Compensation Table.

Incentive Compensation
Long-Term Incentives

On May 17, 2011, at the 2011 Annual Meeting, our stockholders approved our Covenant Transportation Group, Inc. Second Amended and Restated 2006 Omnibus Incentive Plan (the "Incentive Plan").  Our Incentive Plan is a broad-based equity plan that we use to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce our performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) align our executive officers' and stockholders' long-term interests by creating a strong, direct link between executive compensation and stockholder return.  (In this Proxy Statement, the terms “stockholder return” and “stockholder value” generally refer to the percentage increase in the value of our stockholders’ Company shares.)  The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by using equity-based awards (which often value a company's long-term prospects), requiring holding periods for equity grants, and granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance.  Awards with multiple-year vesting schedules create incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based on the growth of the stock price.  Such awards also incentivize executive officers to remain with us over an extended period of time, which enables us to retain experienced executive talent.  Thus, we believe our Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.

Awards under our Incentive Plan may be paid in cash, shares of our Class A common stock, a combination of cash and shares of Class A common stock, or in any other permissible form, as the Compensation Committee determines.  All awards granted under the Incentive Plan are evidenced by an award notice that specifies the type of award granted, the number of shares of Class A common stock underlying the award, if applicable, and all terms governing the award.  Payment of awards may include such terms, conditions, restrictions, and limitations, if any, as the Compensation Committee deems appropriate, including, in the case of awards paid in shares of Class A common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.  The Incentive Plan authorizes the grant of stock options, stock appreciation rights, stock awards, restricted stock unit awards, performance units, performance awards, and any other form of award established by the Compensation that is consistent with the Incentive Plan's purpose, or any combination of the foregoing.

In determining our long-term incentive compensation, our Compensation Committee evaluates which equity award vehicles achieve the best balance between providing appropriate long-term incentive compensation and creating long-term stockholder value.  The Compensation Committee considers several factors when determining long-term incentive awards to be granted to our executive officers, including (i) the recommendations of our CEO, (ii) how the achievement of certain performance goals will help us improve our financial and operating performance and add long-term value to our stockholders, (iii) the value of the award in relation to other elements of total compensation, including the number of options or restricted stock currently held by the executive officer, and the number of stock options or restricted stock granted to the executive in prior years, (iv) the executive officer's position, scope of responsibility, ability to affect our financial and operating performance, ability to create stockholder value, and historic and recent performance, and (v) the impact of awards on executive officer retention.  Please refer to the Summary Compensation Table and Grants of Plan-Based Awards Table for further details regarding long-term incentives awarded to our Named Executive Officers.

Performance-Based Annual Cash Bonuses

As set forth in the Incentive Plan, our Compensation Committee may choose from a range of defined performance measures.  In the past, the Compensation Committee used operating income and operating ratio targets as the basis for performance-based annual cash bonuses.  (In this Proxy Statement, “operating ratio” means operating expenses, net of fuel surcharge revenue, divided by total revenue, less fuel surcharge revenue.)  In 2012, the Compensation Committee approved consolidated earnings per share (“EPS”) as the basis for performance-based annual cash bonuses, which is consistent with our goal to improve EPS and increase long-term stockholder value.  Performance-based annual cash bonuses typically encourage and reward executive officers for performance during the fiscal year and on a short-term basis.  We believe our performance-based bonuses also contribute to our long-term success because such bonuses rewards and drives individual performance and, when coupled with other elements of our executive compensation, motivates our executive officers to improve our overall performance and to consider the long-term impact of current decisions.  The key terms of our performance-based bonuses for 2012 and 2013 are described in additional detail below.  In their 2011 report, Towers Watson found that our past performance targets have been aggressive and that our annual performance-based bonus targets generally have been competitive with those of our peers, although our payout range is more limited.  Towers Watson also concluded in 2011 that our bonus plan is fundamentally sound, understood by participants, and motivates appropriate behaviors.  The Compensation Committee did not significantly change our Bonus Program in 2012.

In February 2012, the Compensation Committee approved performance-based annual cash bonus opportunities for the Company's senior management group (the "Bonus Program") under the Incentive Plan, including our Named Executive Officers.  Under the Bonus Program and consistent with the objectives of the Incentive Plan, certain employees, including the Company's Named Executive Officers, were eligible to receive incremental bonuses upon satisfaction of 2012 consolidated earnings per share targets (and, for Mr. Smith, the satisfaction of the 2012 consolidated EPS targets and the operating income and operating ratio targets established for SRT) (collectively, the "2012 Performance Targets"), as applicable.  Each applicable 2012 Performance Target corresponds to a percentage bonus opportunity for the employee that is multiplied by the employee's base salary to determine the employee's bonus.  Pursuant to the Bonus Program, in 2012, our Named Executive Officers were eligible to receive performance bonuses as follows:  Messrs. Parker, Hogan, and Lovin were eligible to receive between 25.0% and 100.0% of their respective base salary depending on the 2012 Performance Targets that were achieved, if any, (ii) Mr. Cribbs was eligible to receive between 20.0% and 80.0% of his base salary based on the 2012 Performance Targets that were achieved, if any, and (iii) Mr. Smith was eligible to receive between 5.0% and 20.0% of his base salary depending on the 2012 Performance Targets achieved for the consolidated group, if any, and between 20.0% and 80.0% of his base salary based on 2012 Performance Targets achieved for SRT.  The performance-based annual cash bonuses awarded in 2012 to our Named Executive Officers are disclosed in the Summary Compensation Table.  The incremental levels of achievement of the 2012 Performance Targets and the related potential bonus percentages associated with such achievement levels are summarized below under Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers.

Other Compensation

We provide our Named Executive Officers with certain other benefits, which include perquisites, that we believe are reasonable, competitive, and consistent with our overall executive compensation program.  The costs of these benefits constitute only a small percentage of each executive's total compensation, other than those for Mr. Parker.  Most of Mr. Parker’s other compensation consists of life insurance premiums associated with a former split-dollar policy.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation, as well as, with respect to Mr. Parker, the preexisting split-dollar insurance contract.  The aggregate incremental cost of perquisites and other benefits provided to our Named Executive Officers is shown in the "All Other Compensation" column of the Summary Compensation Table and detailed in the All Other Compensation Table.

Employee Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.  We believe our benefits are competitive and standard compared to those offered by similar companies in our general transportation industry and other comparable publicly traded truckload carriers.

Compensation Paid to Our Named Executive Officers

Compensation Paid to Our Chief Executive Officer

Mr. Parker founded Covenant Transport, Inc. in 1985 with 25 tractors and 50 trailers and has been our chief executive since our inception.  We have achieved considerable growth in revenue since our inception and now serve as the holding company for several transportation providers that in the aggregate operate nearly 2,884 tractors and more than 6,904 trailers and offer premium transportation services for customers throughout the United States.  Mr. Parker, along with one other executive officer, is responsible for managing the performance of our service offerings.

At the request and recommendation of Mr. Parker, the Compensation Committee did not consider an increase to Mr. Parker's base salary during 2012.  Mr. Parker participated in the salary reduction program in 2010 and voluntarily reduced his salary to $481,950 for 2010.  At the beginning of 2011, his salary reverted to the prior amount of $535,500 for 2011.  Mr. Parker's base salary has not increased since 2003.  With respect to the other aspects of Mr. Parker's compensation, the Compensation Committee determined that a significant amount of equity compensation to align Mr. Parker's compensation with increasing stockholder value and certain perquisites, as included in the "All Other Compensation" column of the Summary Compensation Table, were important to motivate continued performance from Mr. Parker.  Mr. Parker does not participate in the determination of his own compensation.

In February 2012, the Compensation Committee approved performance-based bonus opportunities under which Mr. Parker was eligible to receive a bonus equal to a percentage of his base salary based upon our achievement of 2012 consolidated EPS targets.  As in 2011, the percentage of salary assigned to Mr. Parker was based on the Compensation Committee's evaluation of (i) the magnitude of Mr. Parker's ability to impact corporate performance based on his responsibilities at the time the targets were set, (ii) the composition of Mr. Parker's total compensation package, and (iii) our long-term financial goals.

In connection with the 2012 performance-based bonus opportunities described above and consistent with the Company's performance goals, the Compensation Committee set performance targets for Mr. Parker, subject to upward or downward adjustment by the Compensation Committee for unusual, extraordinary, non-recurring, or similar items.  Using consolidated EPS as the performance metric, the Compensation Committee set performance targets ranging from EPS of $0.05 (whereupon Mr. Parker would earn 50.0% of his target bonus), increasing to EPS of $0.70 (whereupon Mr. Parker would earn 200.0% of his target bonus).  As with the performance targets established in prior years, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets.  The applicable percentage of the achieved performance target is then multiplied by Mr. Parker's target bonus (50.0% of his base salary for 2012) to determine Mr. Parker's bonus.

The Compensation Committee reviewed the 2012 bonus targets and our 2012 year-end results and, based upon such review, determined that the Performance Target was achieved at the 110.0% level.

In August 2012, the Compensation Committee granted 20,000 restricted shares of our Class A common stock to Mr. Parker (the “First Parker Grant”) under the Incentive Plan, containing both performance and time vested portions.  The shares subject to the First Parker Grant vest as follows:  (i) 50.0% at December 31, 2015, subject to continuous employment through such date (“Time-Vesting Shares”), (ii) one-half of the non-Time-Vesting Shares upon attainment of a net income margin percentage for fiscal year 2013 of 1.3% or higher, and (iii) all remaining unvested non-Time-Vesting Shares upon attainment of a net income margin percentage for fiscal year 2014 of 1.8% or higher.

In November 2012, the Compensation Committee granted 20,000 restricted shares of our Class A common stock to Mr. Parker (the "Second Parker Grant") under the Incentive Plan.  The shares subject to the Second Parker Grant vest upon the Compensation Committee’s certification following the finalization of the Company’s annual audit for the fiscal year ending December 31, 2014, that each of the following three performance-based criteria has been attained, in each case as such performance goals are determined by the Compensation Committee:  (i) earnings per share is at least $1.12; (ii) net total indebtedness to total capitalization is 65.0% or less (including the present value of off-balance sheet leases); and (iii) the return on invested capital is 9.0% or greater.

During 2012, we also provided Mr. Parker with a cash vehicle allowance, use of our corporate travel agency to arrange personal travel, and use of our administrative personnel for personal services.  We also paid Mr. Parker the value of certain of his life insurance premiums and certain of his club fees and dues.  We also provide Mr. Parker with medical, dental, and group life insurance.

Compensation Paid to Our Other Named Executive Officers

For all Named Executive Officers, other than our CEO and COO, the form and amount of compensation was recommended by our CEO and COO.  For our COO, the form and amount of compensation was recommended by our CEO.  As discussed above, the Compensation Committee relied on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at public companies to determine that the CEO's and COO's recommendations with respect to the compensation levels and forms were appropriate for 2012.  For 2012, the form of compensation paid to our Named Executive Officers was generally consistent with past years, with compensation consisting primarily of base salary, bonus based on the achievement of certain financial and operating goals, and equity compensation in the form of restricted stock grants.  For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results for the years ended December 31, 2011 and 2012, the duties and responsibilities of each Named Executive Officer, and the length of time each Named Executive Officer has been with us, as further described in each executive's biographical information found herein.

In February 2012, the Compensation Committee approved performance-based bonus opportunities under which each Named Executive Officer was eligible to receive a bonus equal to a percentage of his base salary based upon our achievement of 2012 consolidated EPS targets (and for Mr. Smith, the satisfaction of the 2012 operating income and operating ratio targets established for SRT), as applicable.  As in 2011, the percentage of salary assigned to each Named Executive Officer was based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.

In connection with the 2012 performance-based bonus opportunities described above and consistent with the Company's performance goals, the Compensation Committee set performance targets for each Named Executive Officer (other than Mr. Smith, whose performance targets are provided below), subject to upward or downward adjustment by the Compensation Committee for unusual, extraordinary, non-recurring, or similar items.  Using consolidated EPS as the performance metric, the Compensation Committee set performance targets ranging from EPS of $0.05 (whereupon the Named Executive Officer would earn 50.0% of his target bonus), increasing to EPS of $0.70 (whereupon the Named Executive Officer would earn 200.0% of his target bonus).  As with the performance targets established in prior years, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets.  The applicable percentage of the achieved performance target is then multiplied by the Named Executive Officer's target bonus (50.0% of each of Messrs. Hogan's and Lovin's base salaries for 2012; 40.0% of Mr. Cribbs' base salary for 2012) to determine the respective Named Executive Officer's bonus.

For Mr. Smith, the remaining Named Executive Officer, the Compensation Committee set performance targets related to the consolidated EPS performance targets described above and satisfaction of operating income and operating ratio performance targets established for SRT.  The Compensation Committee set SRT performance targets ranging from operating income of $13,344,000 and operating ratio of 91.9% (whereupon Mr. Smith would earn 50.0% of his target bonus attributable to SRT), increasing to operating income of $18,424,000 and operating ratio of 88.9% (whereupon Mr. Smith would earn 200.0% of his target bonus attributable to SRT).  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding an additional bonus to Mr. Smith within certain incremental ranges of achievement above the performance targets, subject to upward or downward adjustment in defined circumstances.  The applicable percentage of the achieved performance target is then multiplied by Mr. Smith’s target bonus to determine bonus amount.  With respect to consolidated EPS, Mr. Smith’s target bonus is 10.0% of his base salary for 2012.  Regarding SRT’s operating income and operating ratio, Mr. Smith’s target bonus is 40.0% of his base salary for 2012.

The Compensation Committee reviewed the 2012 bonus targets and our 2012 year-end results and, based upon such review, determined that the consolidated EPS Performance Target was achieved at the 110.0% level for Messrs. Hogan, Lovin, and Cribbs and Mr. Smith earned 20.0% of his bonus based upon the consolidated EPS Performance Target, but no bonus had been earned by Mr. Smith with respect to the performance of SRT.

In August 2012, the Compensation Committee granted 20,000 restricted shares of our Class A common stock to Mr. Hogan; 20,000 to Mr. Smith; 16,389 to Mr. Lovin; and 10,000 to Mr. Cribbs (the “First NEO Grants”) under the Incentive Plan, containing both performance and time vested portions.  The shares subject to the First NEO Grants vest as follows:  (i) 50.0% at December 31, 2015, subject to continuous employment through such date (“Time-Vesting Shares”), (ii) one-half of the non-Time-Vesting Shares upon attainment of a net income margin percentage for fiscal year 2013 of 1.3% or higher, and (iii) all remaining unvested non-Time-Vesting Shares upon attainment of a net income margin percentage for fiscal year 2014 of 1.8% or higher.

In November 2012, the Compensation Committee granted 16,000 restricted shares of our Class A common stock to Mr. Hogan; 16,000 to Mr. Smith; 10,000 to Mr. Lovin; and 10,000 to Mr. Cribbs (the "Second NEO Grants") under the Incentive Plan.  The shares subject to the Second NEO Grants vest upon the Compensation Committee’s certification following the finalization of the Company’s annual audit for the fiscal year ending December 31, 2014, that each of the following three performance-based criteria has been attained, in each case as such performance goals are determined by the Compensation Committee:  (i) earnings per share is at least $1.12; (ii) net total indebtedness to total capitalization is 65.0% or less (including the present value of off-balance sheet leases); and (iii) the return on invested capital is 9.0% or greater.

In August 2012, the Compensation Committee approved salary increases for Messrs. Cribbs and Lovin, in light of their then-current salaries and responsibilities and, in the case of Mr. Lovin, his long tenure with us.  The new annualized salary for both Messrs. Cribbs and Lovin is $185,000.  With the exception of a salary increase for both Messrs. Cribbs and Lovin in 2011 due to their respective responsibilities with us and for Mr. Cribbs in 2009 due to his increased responsibility after becoming a Senior Vice President and our CFO, the Compensation Committee had not previously increased the annual base salaries of any of our other Named Executive Officers since 2008.  No adjustments were made to the salaries of Messrs. Hogan or Smith in 2012.

During 2012, we also provided each Named Executive Officer with a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  We also provide each Named Executive Officer with medical, dental, and group life insurance.

Compensation Decisions with Respect to 2013

The Compensation Committee annually reviews and considers increases in the base salaries of our Named Executive Officers, as well as proposals to grant equity awards to each Named Executive Officer based on the number of restricted shares of Class A common stock granted to each Named Executive Officer in prior years and each Named Executive Officer's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, as described above.  In February 2013, the Compensation Committee reviewed the historical salaries of Messrs. Parker, Hogan, and Smith, none of whom have been granted a salary increase since 2008 and all of whom voluntarily reduced their respective salary in 2009 and 2010.  During its review, the Compensation Committee considered the benefits of granting equity awards to encourage and improve executive retention and further align the long-term interests of management with those of our stockholders.  Management proposed the granting of equity awards with values approximately equal to a 5.0% salary increase, although the grants are not necessarily annual in the manner of a base salary increase.  In lieu of increasing the salaries of Messrs. Parker, Hogan, and Smith, the Compensation Committee granted 5,350 restricted shares of our Class A common stock to Mr. Parker; 2,750 to Mr. Hogan; and 2,500 to Mr. Smith.  The shares subject to these grants vest on the one-year anniversary of the grant date, or February 14, 2014, and are subject to the respective recipient’s continued employment with us.

In February 2013, the Compensation Committee approved performance-based bonus opportunities for the Company's senior management group (the "2013 Bonus Program") under the Incentive Plan, including our Named Executive Officers.  As set forth in the Incentive Plan, the Compensation Committee may choose from a range of defined performance measures.  As in 2012, the percentage of salary assigned to each Named Executive Officer is based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.

Under the 2013 Bonus Program and consistent with the objectives of the Incentive Plan, certain employees, including the Named Executive Officers, may receive incremental bonuses upon satisfaction of 2013 consolidated earnings per share targets (and, for Mr. Smith, the satisfaction of 2013 operating income and operating ratio targets established for SRT), subject to upward or downward adjustment by the Compensation Committee for unusual, extraordinary, non-recurring, or similar items (collectively, the "2013 Performance Targets").  Each applicable 2013 Performance Target corresponds to a percentage bonus opportunity for the employee that is multiplied by the employee's base salary to determine the employee's bonus.  Pursuant to the 2013 Bonus Program, our Named Executive Officers may receive performance-based bonuses as follows:  (i) Messrs. Parker, Hogan, and  Lovin, may receive between 25.0% and 100.0% of their respective base salary depending on the 2013 Performance Targets that are achieved, if any, (ii) Mr. Cribbs may receive between 20.0% and 80.0% of his base salary depending on the 2013 Performance Targets that are achieved, if any, and (iii) Mr. Smith may receive between 5.0% and 20.0% of his base salary depending on the 2013 Performance Targets achieved for the consolidated group, if any, and between 20.0% and 80.0% of his base salary based on 2013 Performance Targets achieved for SRT, if any.  Consolidated EPS targets range from $0.33 and increase to $1.00; SRT performance targets range from operating income of $11,641,000 and operating ratio of 93.7% and increase to operating income of $18,368,000 and operating ratio of 90.1%.  As with the performance targets established in prior years, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets.

The Compensation Committee believes that the 2013 Performance Targets represent aggressive, yet achievable goals for the Named Executive Officers.

Benchmarking Compensation

We do not formally benchmark our executive compensation against the executive compensation of any other particular company or competitive peer group of companies.  The Compensation Committee, from time to time, has considered the forms and levels of compensation disclosed by other comparable publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization generally in order to obtain a broad understanding of such companies' compensation practices.

Other Policies and Considerations

Risk Considerations Regarding Compensation

We believe our compensation policies and practices for executive and non-executive employees create appropriate and meaningful incentives for our employees and avoid excessive or inappropriate risks.  Our Compensation Committee assesses the risks that could arise from such policies and practices by reviewing the various elements and aspects of our compensation, including base salaries, incentive compensation (which includes long-term equity awards and performance-based annual bonuses), perquisites, employee benefits, and other compensation.  Upon concluding such assessment, the Compensation Committee determined that our compensation policies and practices do not create risks that are reasonably likely to have a materially adverse impact on the Company.  In making this determination, our Compensation Committee primarily considered the following factors:

•
Our general compensation structure utilizes a combination of short-term (such as base salary and performance-based annual bonuses) and long-term (equity awards) elements.  This balanced mix aligns our compensation with the achievement of short- and long-term Company goals, promotes short- and long-term executive decision-making, and does not encourage or incentivize excessive or unreasonable risk-taking by employees in pursuit of short-term benefits.

•
Equity awards are limited by the terms of our Incentive Plan to a fixed maximum and are subject to staggered or long-term vesting schedules, which aligns the interests of our executive officers and employees with those of our stockholders.

•	Variable compensation elements are based on different performance goals and other factors, including the performance of the Company overall, separate business units or the individual employee.
•	The Compensation Committee is comprised of only independent directors who review and make compensation decisions based on objective measurements and payment methodologies.
•	Base salaries for our employees are competitive and generally consistent with salaries paid for comparable positions in our industry. The Compensation Committee may also review trucking industry peer group compensation data compiled and provided by a compensation consultant to help determine salary compensation.
•
Our internal controls over financial reporting, audit practices and corporate codes of ethics and business conduct were implemented to reinforce the balanced compensation objectives established by our Compensation Committee.

Employment and Severance Agreements

Each of our Named Executive Officers is employed at will and does not have any employment agreements or severance arrangements with us.

We may offer a severance benefit arrangement for terminated or separated executive officers as part of a negotiated termination of employment and in exchange for a release of claims against the Company and other covenants determined to be in the best interests of the Company.  None of our Named Executive Officers currently has any such severance benefit arrangement.

Potential Payments Upon Termination or Change in Control

Under certain circumstances in which there is a change of control, certain outstanding unexercisable stock options and unvested restricted stock granted to recipients, including Named Executive Officers, under the Incentive Plan and our predecessor plans may become immediately exercisable or subject to immediate vesting, respectively, upon the occurrence of such event, notwithstanding that such stock options or restricted shares may not have otherwise been fully exercisable or fully vested.

Generally speaking, and as qualified by the terms of the relevant plans and award notices, a "change in control" occurs if: (i) someone acquires 50% or more of the combined voting power of our stock, unless after the transaction more than 75% of the acquiring company is owned by all or substantially all of those persons who were beneficial owners of our stock prior to such acquisition; (ii) a majority of our directors is replaced, other than by new directors approved by existing directors; (iii) we consummate a reorganization, merger, or consolidation where, following such transaction, all or substantially all of those persons who were beneficial owners of our stock immediately prior to the transaction do not own, immediately after the transaction, more than 75% of the outstanding securities of the resulting corporation; or (iv) we sell or liquidate all or substantially all of our assets.

The estimated value of stock options and restricted stock that would have vested for our Named Executive Officers as of December 31, 2012 under the acceleration scenarios described above is set forth in the table below.  As the exercise price for all outstanding stock options held by our Named Executive Officers is above the aggregate market value of the underlying shares as of December 31, 2012, or $5.53 per share at the closing market price, there is no value in the accelerated options.  The value for the accelerated restricted stock was calculated by multiplying the closing market price of our stock on December 31, 2012 ($5.53) by the number of shares of accelerated restricted stock.  For additional information on the number of currently unexercisable stock options and unvested restricted stock that may become fully exercisable or immediately vest in the event of a change in control, please refer to the Outstanding Equity Awards at Year-End Table.

Name	Value of Accelerated Stock Options ($)	Value of Accelerated Restricted Stock ($)
David R. Parker	-	473,510
Richard B. Cribbs	-	205,330
Joey B. Hogan	-	420,280
Tony Smith	-	380,342
R.H. Lovin, Jr.	-	337,169

Consideration of Say-on-Pay Vote Results

The Company provides its stockholders with a triennial advisory vote to approve our executive compensation, commonly referred to as a "say-on-pay" resolution, pursuant to Section 14A of the Exchange Act.  At the Company's 2011 Annual Meeting of Stockholders, our stockholders approved our executive compensation, with approximately 99% of the votes cast on the say-on-pay resolution were voted in favor of the resolution.  The Compensation Committee believes the voting results affirmed our stockholders' support of the Company's executive compensation program and policies and therefore did not change its approach in 2012.  The Compensation Committee will continue to consider the results of the Company's advisory votes on executive compensation when making future compensation decisions for our Named Executive Officers.

Summary Compensation Table

The following table sets forth information concerning the total compensation for the year 2012 awarded to, earned by, or paid to those persons who were, at December 31, 2012, (i) our CEO, (ii) our CFO, and (iii) our three other most highly compensated executive officers with total compensation exceeding $100,000 for the year ended December 31, 2012.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation(4) ($)	Total ($)
David R. Parker, CEO, Chairman of the Board, and President	2012	535,496	-	150,500	294,523	144,346	1,124,865
	2011	534,468	-	93,400	-	146,517	774,385
	2010	481,950	-	215,550	294,525	147,320	1,139,345
Richard B. Cribbs, Senior Vice President and CFO	2012	181,738	-	71,326	81,407	9,000	343,471
	2011	175,146	-	34,838	-	9,000	218,984
	2010	166,250	-	79,625	77,000	9,000	331,875
Joey B. Hogan, Senior Executive Vice President and COO, and President of CTI	2012	275,622	-	150,500	151,248	13,200	590,570
	2011	274,469	-	93,400	-	13,200	381,069
	2010	247,500	-	162,000	151,250	13,200	573,950
Tony Smith, President of SRT	2012	250,000	-	144,921	27,500	12,000	434,421
	2011	252,253	-	76,537	-	12,000	340,790
	2010	243,750	-	132,751	172,500	12,000	561,001
R.H. Lovin, Jr., Executive Vice President and Corporate Secretary	2012	181,738	-	123,327	101,759	13,200	420,024
	2011	171,182	-	76,537	-	13,200	260,919
	2010	155,217	-	149,911	94,380	13,200	412,708

(1)
Effective January 1, 2010, Messrs. Parker and Hogan voluntarily reduced their salary by $53,550 and $27,500, respectively and effective April 1, 2010, Cribbs and Lovin voluntarily reduced their salaries by $8,750 and $17,160, respectively.  Each Named Executive Officer received a grant of restricted stock to compensate for their respective forgone salary; excluding Mr. Hogan in 2010 as he notified the Compensation Committee of his desire not to receive any grant in exchange for his 2010 salary reduction.  Accordingly, no grant to Mr. Hogan was considered by the Compensation Committee.

(2)
The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB ASC Topic 718, including $53,550 for Mr. Parker, $8,750 for Mr. Cribbs, and $17,160 for Mr. Lovin related to grants of restricted stock in 2010 to compensate for foregone salary.  The value ultimately realized by the recipient may or may not be equal to this determined value.  The amounts included in this column exclude restricted stock grants made in November 2012 to Mr. Parker for 20,000 shares; Mr. Cribbs, 10,000; Mr. Hogan, 16,000; Mr. Smith, 16,000; and Mr. Lovin, 10,000.  Such shares vest based on performance targets that were not probable of being achieved as of the grant date and, accordingly, no compensation cost has been recorded in accordance with FASB ASC Topic 718.  The grant date value of each such November 2012 award, assuming the highest level of performance is achieved and as calculated using the closing price ($4.83) of our Class A common stock on the grant date, is $96,600 for Mr. Parker's award, $48,300 for Mr. Cribbs, $77,280 for Mr. Hogan, $77,280 for Mr. Smith, and $48,300 for Mr. Lovin.  For additional information on the valuation assumptions with respect to the grants, refer to Note 4, Stock-Based Compensation, of our consolidated financial statements as provided in the Form 10-K for the year ended December 31, 2012, as filed with the SEC.  This fair value does not represent cash received by the executive, but potential earnings contingent on continued employment and/or our future performance.  Such November 2012 restricted stock awards are disclosed in the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Year-End Table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.  The performance targets related to such November 2012 awards are also discussed under Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers.  Because such awards add value to the recipient only when stockholders benefit from stock price appreciation, such awards further align management's interest with those of our stockholders.

(3)	The 2012 and 2010 amounts relate to bonuses paid pursuant to performance-based grants that were approved by the Compensation Committee in compliance with the provisions of IRC Section 162(m).
(4)	See the All Other Compensation Table for additional information.

All Other Compensation Table

The following table describes each component of the "All Other Compensation" column in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits ($)	Insurance Premiums ($)	Contributions to Retirement and 401(k) Plans(4) ($)	Total ($)
David R. Parker	2012	44,346(1)	100,000(3)	-	144,346
Richard B. Cribbs	2012	9,000(2)	-	-	9,000
Joey B. Hogan	2012	13,200(2)	-	-	13,200
Tony Smith	2012	12,000(2)	-	-	12,000
R.H. Lovin, Jr.	2012	13,200(2)	-	-	13,200

(1)
During 2012, we provided Mr. Parker with certain other benefits in addition to his salary, including a $33,600 cash vehicle allowance, use of our corporate travel agency to arrange personal travel, and use of our administrative personnel for personal services.  During 2012, we also paid for certain of Mr. Parker's club fees and dues.

(2)
During 2012, we provided the Named Executive Officer with certain other benefits in addition to his base salary, including a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  None of the personal benefits provided to the Named Executive Officer exceeded the greater of $25,000 or 10% of the total amount of the personal benefits he received during 2012.

(3)
During 2012, we paid Mr. Parker the value of certain life insurance premiums, as a result of arrangements entered into during a time when split-dollar insurance policies were common.  Subsequent to adoption of the Sarbanes-Oxley Act of 2002, we converted the policy to a company-paid policy to honor the pre-existing obligation to Mr. Parker.

(4)
There were no contributions made to the Named Executive Officers’ 401(k) accounts in 2012 as the Board approved the suspension of employee matching "discretionary" contributions to be made beginning early in 2010 for an indefinite time period.

Narrative to the Summary Compensation Table

See Executive Compensation – Compensation Discussion and Analysis for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards Table

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(5)			Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David R. Parker	08/22/12	-	-	-	-	20,000	-	119,600(3)
	11/15/12	-	-	-	-	20,000	-	- (4)
		133,875	267,750	535,500	-	-	-	-
Richard B. Cribbs	8/22/12	-	-	-	-	10,000	-	59,800(3)
	11/15/12	-	-	-	-	10,000	-	-(4)
		37,000	74,000	185,000	-	-	-	-
Joey B. Hogan	8/22/12	-	-	-	-	20,000	-	119,600(3)
	11/15/12	-	-	-	-	16,000	-	-(4)
		68,750	137,500	275,000	-	-	-	-
TonySmith	8/22/12	-	-	-	-	20,000	-	119,600(3)
	11/15/12	-	-	-	-	16,000	-	-(4)
		62,500	125,000	250,000	-	-	-	-
R.H. Lovin, Jr.	8/22/12	-	-	-	-	16,389	-	98,006(3)
	11/15/12	-	-	-	-	10,000	-	-(4)
		46,250	92,500	185,000	-	-	-	-

(1)
These columns represent the approximate value of the payout to the Named Executive Officer based upon the attainment of specified performance targets that were established by the Compensation Committee in February 2012.  The performance targets are related to our consolidated performance, except with respect to Mr. Smith's bonus where the targets are weighted 80% to the performance of SRT and 20% on our consolidated performance.  The bonus threshold, target, and maximum set forth above are based upon the Named Executive Officer's 2012 base salary.  The Compensation Committee also created specific parameters for awarding bonuses to the Named Executive Officer within certain incremental ranges of achievement of the performance targets, subject to upward adjustments.  See Executive Compensation – Compensation Discussion and Analysis for additional detail with respect to the performance targets.

(2)
This column represents the potential number of shares to be awarded to the Named Executive Officer based upon the vesting requirements that were established by the Compensation Committee for each tranche of awards and as discussed in more detail in Executive Compensation – Compensation Discussion and Analysis.

(3)
This column represents the full grant date fair value of the stock awards in accordance with FASB ASC Topic 718 granted to the Named Executive Officers in 2012.  The fair value was calculated using the closing price ($5.98) of our Class A common stock on August 22, 2012.  For additional information on the valuation assumptions, refer to Note 4, Stock-Based Compensation, of our consolidated financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC.  These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(4)
These shares vest based on performance targets that were not probable of being achieved as of the grant date and, accordingly, no compensation cost has been recorded in accordance with FASB ASC Topic 718.  The grant date value of each such November 2012 award, assuming the highest level of performance is achieved and as calculated using the closing price ($4.83) of our Class A common stock on the November 15, 2012, grant date, is $96,600 for Mr. Parker's award, $48,300 for Mr. Cribbs, $77,280 for Mr. Hogan, $77,280 for Mr. Smith, and $48,300 for Mr. Lovin.  Such November 2012 restricted stock awards are disclosed footnote 2 of the Summary Compensation Table and the Outstanding Equity Awards at Year-End Table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.  The related performance targets are also discussed under Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers.

(5)
The amounts exclude awards granted on May 17, 2011, of 10,000 shares to Mr. Parker; 3,730 to Mr. Cribbs; 10,000 to Mr. Hogan; 8,195 to Mr. Smith; and 8,195 to Mr. Lovin.  The grant date fair value of each such May 2011 award is $30,900 for Mr. Parker's award, $11,526 for Mr. Cribbs, $30,900 for Mr. Hogan, $25,321 for Mr. Smith, and $25,321 for Mr. Lovin.  The terms of these awards provided that each award would vest based on improvements from the higher than the greater of the 2010 or 2011 consolidated net income margin percentage.  Because 2011 results were not known as of the grant date, the grant date fair value of each May 2011 award could not be determined until 2012, pursuant to FASB ASC Topic 718.  As such, the grant date fair value associated with such awards is included in the Summary Compensation Table but excluded in this Grants of Plan-Based Awards Table.

Narrative to Grants of Plan-Based Awards Table

See Executive Compensation – Compensation Discussion and Analysis for a complete description of the performance targets for payment of incentive awards.

None of the restricted stock granted to our Named Executive Officers vested during 2012.  For that reason, the 2012 Stock Vested table has been omitted.

Outstanding Equity Awards at Year-End Table

The following table sets forth information concerning all stock option grants and stock awards held by our Named Executive Officers as of December 31, 2012.  All outstanding equity awards are in shares of our Class A common stock.

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
David R. Parker	02/20/03	6,891	-	17.30	02/20/13	-	-
	05/22/03	10,000	-	17.63	05/22/13	-	-
	05/27/04	10,000	-	15.71	05/27/14	-	-
	02/16/05	5,690	-	21.43	02/16/15	-	-
	05/10/05	10,000	-	13.64	05/10/15	-	-
	01/12/10	-	-	-	-	5,626(1)	31,112
	11/04/10	-	-	-	-	20,000(2)	110,600
	05/17/11	-	-	-	-	20,000(3)	110,600
	08/22/12	-	-	-	-	20,000(4)	110,600
	11/15/12	-	-	-	-	20,000(5)	110,600
Richard B. Cribbs	05/23/06	2,500	-	12.79	05/23/16	-	-
	01/12/10	-	-	-	-	920(1)	5,088
	11/04/10	-	-	-	-	8,750(2)	48,388
	05/17/11	-	-	-	-	7,460(3)	41,254
	08/22/12	-	-	-	-	10,000(4)	55,300
	11/15/12	-	-	-	-	10,000(5)	55,300
Joey B. Hogan	02/20/03	2,612	-	17.30	02/20/13	-	-
	05/22/03	10,000	-	17.63	05/22/13	-	-
	05/27/04	10,000	-	15.71	05/27/14	-	-
	02/16/05	2,285	-	21.43	02/16/15	-	-
	05/10/05	10,000	-	13.64	05/10/15	-	-
	11/04/10	-	-	-	-	20,000(2)	110,600
	05/17/11	-	-	-	-	20,000(3)	110,600
	08/22/12	-	-	-	-	20,000(4)	110,600
	11/15/12	-	-	-	-	16,000(5)	88,480
Tony Smith	08/28/03	7,500	-	17.00	08/28/13	-	-
	05/27/04	7,500	-	15.71	05/27/14	-	-
	02/16/05	2,076	-	21.43	02/16/15	-	-
	05/10/05	10,000	-	13.64	05/10/15	-	-
	11/04/10	-	-	-	-	16,389(2)	90,631
	05/17/11	-	-	-	-	16,389(3)	90,631
	08/22/12	-	-	-	-	20,000(4)	110,600
	11/15/12	-	-	-	-	16,000(5)	88,480
R.H. Lovin, Jr.	02/20/03	1,838	-	17.30	02/20/13	-	-
	05/22/03	7,500	-	17.63	05/22/13	-	-
	05/27/04	7,500	-	15.71	05/22/14	-	-
	02/16/05	1,555	-	21.43	02/16/15	-	-
	05/10/05	7,500	-	13.64	05/10/15	-	-
	01/12/10	-	-	-	-	1,804(1)	9,976
	11/04/10	-	-	-	-	16,389(2)	90,631
	05/17/11	-	-	-	-	16,389(3)	90,631
	08/22/12	-	-	-	-	16,389(4)	90,631
	11/15/12	-	-	-	-	10,000(5)	55,300

(1)
Subject to the terms of the award notice, the remaining restricted shares will vest when and to the extent the Company’s Class A common stock trades at or above $11.00 for 20 consecutive trading days during the period beginning January 1, 2011, and ending December 31, 2015.

(2)
Subject to the terms of the award notice, the restricted shares will vest as follows: (i) 33.3% vest following the first year, commencing with 2011 and ending with 2013, that the Company's net income margin percentage for such year is at least 0.5 percentage points higher than the 2010 net income margin percentage; (ii) 33.3% vest following the first year, commencing with 2011 and ending with 2013, that the Company's net income margin percentage for such year is at least 1.0 percentage points higher than the 2010 net income margin percentage; and (iii) 33.4% vest on December 31, 2013.  The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(3)
Subject to the terms of the award notice, the restricted shares will vest as follows: (i) 25.0% vest following the first year, commencing with 2012 and ending with 2013, that the Company’s consolidated net income margin percentage for such year is at least 0.5 percentage points higher than the greater of the 2010 or 2011 consolidated net income margin percentage; (ii) 25.0% vest following the first year, commencing with 2012 and ending with 2013, that the Company’s consolidated net income margin percentage for such year is at least 1.0 percentage points higher than the greater of the 2010 or 2011 consolidated net income margin percentage; and (iii) 50.0% vest on December 31, 2014.  The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(4)
Subject to the terms of the award notice, the restricted shares will vest as follows: (i) 50.0% vest automatically on December 31, 2015, subject to continuous employment through such date ("Time-Vesting Shares"); (ii) one-half of the non-Time-Vesting Shares will vest upon attainment of 1.3% or higher net income margin percentage  for the period beginning January 1, 2013 and ending December 31, 2013; and (iii) all remaining unvested non-Time-Vesting Shares upon attainment of a 1.8% or higher net income margin percentage for the period beginning January 1, 2014, and ending December 31, 2014. The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(5)
Subject to the terms of the award notice, all of the restricted shares will vest upon the Committee's certification following finalization of the Company's audit for the fiscal year ending December 31, 2014, that each of the following three performance-based criteria has been attained: (i) the Company has earnings per share of at least $1.12, excluding extraordinary and nonrecurring items; (ii) net total indebtedness to total capitalization of 65% or less (including the present value of off-balance sheet leases); and (iii) 9% or greater return on invested capital. The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(6)	The market value was calculated by multiplying the closing market price of our stock on December 31, 2012, which was $5.53, by the number of restricted shares that have not vested.

Director Compensation

The following table provides information concerning the 2012 compensation of our non-employee director.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
William T. Alt	$33,000	25,000	$58,000
Robert E. Bosworth	$32,500	25,000	$57,500
Bradley A. Moline	$35,000	25,000	$60,000
Dr. Niel B. Nielson	$35,000	25,000	$60,000

(1)	This column represents the amount of cash compensation earned in 2012 for Board and committee service.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to 2012 for the fair value of stock awards granted to each director in 2012, in accordance with FASB ASC Topic 718.  Directors who are not our employees received shares of our Class A common stock with a market value on the grant date equivalent to approximately $25,000.  Directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of our Class A common stock.

Narrative to Director Compensation

For 2012, Directors who are not our employees or employees of one of our subsidiaries receive a $25,000 annual retainer and no meeting attendance fees.  An additional annual retainer of $7,500 was paid to the Audit Committee Chair; $5,000 to the Compensation Committee Chair; and $5,000 to the Nominating Committee Chair.  For the additional time related to attending committee meetings, Audit Committee members also received an annual fee of $5,000; Compensation Committee members also received an annual fee of $4,000; and Nominating Committee members also received an annual fee of $4,000.

In lieu of stock options that had previously been a part of outside director compensation, Directors who are not our employees or employees of one of our subsidiaries received a grant of Class A common stock equivalent to $25,000 at the time of our Board's annual meeting.  Directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of Class A common stock.

For 2013, the compensation package for our non-employee Directors will remain unchanged from 2012.

Directors who are our employees or employees of one of our subsidiaries do not receive compensation for board or committee service.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of the Record Date of April 15, 2013, the number of shares and percentage of outstanding shares of our Class A and Class B common stock beneficially owned by:

•	each of our directors, director nominees, and Named Executive Officers;
•	all of our executive officers and directors as a group; and
•	each person known to us to beneficially own 5% or more of any class of our common stock.

The percentages shown are based on 13,166,757 shares of Class A common stock (including 671,324 shares of restricted Class A common stock subject to certain performance vesting and holding provisions) and 2,350,000 shares of Class B common stock outstanding at the Record Date.  In the “Percent of Class” column, references to “Total” mean the total number of shares of Class A and Class B common stock issued and outstanding as of the Record Date.  The shares of Class B common stock owned by Mr. and Mrs. Parker are convertible into the same number of shares of Class A common stock at any time and convert automatically if beneficially owned by anyone other than Mr. or Mrs. Parker or certain members of their family.  The Class B common stock has two votes per share but otherwise is substantially identical to the Class A common stock, which has one vote per share.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Class A & Class B common	David R. Parker & Jacqueline F. Parker	5,886,690 (4)	26.9% of Class A 100% of Class B 37.9% of Total(5)
Class A common	Joey B. Hogan	201,254 (6)	1.5% of Class A 1.3% of Total
Class A common	Richard B. Cribbs	67,469 (7)	*
Class A common	Tony Smith	130,130 (8)	*
Class A common	R.H. Lovin, Jr.	129,366 (9)	*
Class A common	William T. Alt	31,356 (10)	*
Class A common	Robert E. Bosworth	82,513 (11)	*
Class A common	Bradley A. Moline	47,345 (12)	*
Class A common	Dr. Niel B. Nielson	42,345 (13)	*
Class A common	Wells Fargo & Company	1,795,947 (14)	13.6% of Class A 11.6% of Total
Class A common	Donald Smith & Co., Inc.	738,785 (15)	5.6% of Class A 4.8% of Total
Class A common	Dimensional Fund Advisors LP	1,010,659 (16)	7.8% of Class A 6.5% of Total
Class A common	Wellington Management Company, LLP	1,026,803(17)	7.8% of Class A 6.6% of Total
Class A & Class B common	All directors and executive officers as a group (11 persons)	6,684,954(18)	42.7% of Total

*	Less than one percent (1%).
(1)
The business address of Mr. and Mrs. Parker and the other directors, Named Executive Officers and the other executive officers is 400 Birmingham Highway, Chattanooga, Tennessee 37419.  The business addresses of the remaining entities listed in the table above are: Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; Donald Smith & Co., Inc., 152 West 57th Street, New York, New York 10019; Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746; and Wellington Management Company, LLP, 280 Congress Street, Boston, Massachusetts 02210.

(2)
Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted and subject to community property laws where applicable.  In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Class A common stock underlying options that are currently exercisable and held by the following individuals: Mr. Parker, 35,690; Mr. Hogan, 32,285; Mr. Cribbs, 2,500; Mr. Smith, 27,076; Mr. Lovin, 24,055; Mr. Alt, 7,500; Mr. Bosworth, 7,500; Mr. Moline, 7,500; and Dr. Nielson, 7,500. There are no stock options that will become exercisable within 60 days following April 15, 2013, for any executive officer, director, or director nominee of the Company. In addition, beneficial ownership includes shares of restricted Class A common stock subject to certain vesting and holding provisions held by the following individuals: Mr. Parker, 79,316; Mr. Hogan, 67,090; Mr. Cribbs, 32,351; Mr. Smith, 61,718; and Mr. Lovin, 51,411. The beneficial ownership also includes the following shares of Class A common stock allocated to the accounts of the following individuals under our 401(k) plan (the number of shares reported as beneficially owned is equal to the following individuals' April 15, 2013 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date): Mr. Parker, 28,041; Mr. Hogan, 54,449; Mr. Cribbs, 7,626; Mr. Smith, none; and Mr. Lovin, 16,612.
(3)
Shares of Class A common stock underlying stock options that are currently exercisable or will be exercisable within 60 days following March 25, 2013 are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(4)
Comprised of 3,238,477 shares of Class A common stock and 2,350,000 shares of Class B common stock owned by Mr. and Mrs. Parker as joint tenants with rights of survivorship; 55,166 shares of Class A common stock owned by Mr. Parker; 100,000 shares of Class A common stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are the two general partners and possess sole voting and investment control; 35,690 shares of Class A common stock underlying Mr. Parker's stock options that are currently exercisable; 79,316 shares of restricted Class A common stock; and 28,041 shares allocated to the account of Mr. Parker under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Parker's April 15, 2013 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(5)
Based on the aggregate number of shares of Class A and Class B common stock held by Mr. and Mrs. Parker.  Mr. and Mrs. Parker hold 26.9% of shares of Class A and 100% of shares of Class B common stock.  The Class A common stock is entitled to one vote per share, and the Class B common stock is entitled to two votes per share.  Mr. and Mrs. Parker beneficially own shares of Class A and Class B common stock with 46.0% of the voting power of all outstanding voting shares.

(6)
Comprised of 47,430 shares of Class A common stock owned by Mr. Hogan and Melinda J. Hogan as joint tenants, 32,285 shares of Class A common stock underlying stock options, 67,090 shares of restricted Class A common stock, and 54,449 shares held by Mr. Hogan in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Hogan's April 15, 2013 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(7)
Comprised of 24,992 shares of Class A common stock owned directly, 2,500 shares of Class A common stock underlying stock options that are currently exercisable, 32,351 shares of restricted Class A common stock, and 7,626 shares held by Mr. Cribbs in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Cribbs’ April 15, 2013 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(8)
Comprised of 10,000 shares of Class A common stock owned by Mr. Smith and Kathy Smith as joint tenants with rights of survivorship, 31,336 shares of Class A common stock owned directly by Mr. Smith, 27,076 shares of Class A common stock underlying stock options, and 61,718 shares of restricted Class A common stock.  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(9)
Comprised of 34,588 shares of Class A common stock owned directly by Mr. Lovin, 24,055 shares of Class A common stock underlying stock options, 51,411 shares of restricted Class A common stock, 16,612 shares held by Mr. Lovin in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Lovin's April 15, 2013 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date), and 2,700 shares held as custodian for minor grandchildren.  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(10)
Comprised of 10,417 shares of Class A common stock owned directly by Mr. Alt, 13,439 shares of Class A common stock held by Mr. Alt's spouse, and 7,500 shares of Class A common stock underlying stock options.

(11)
Comprised of 54,845 shares of Class A common stock owned directly by Mr. Bosworth, 20,168 shares of Class A common stock held in an individual retirement account, and 7,500 shares of Class A common stock underlying stock options.

(12)
Comprised of 34,845 shares of Class A common stock held directly by Mr. Moline, 7,500 shares of Class A common stock underlying stock options, and 5,000 shares of Class A common stock held by Mr. Moline's minor children.

(13)	Comprised of 34,845 shares of Class A common stock held directly by Dr. Nielson and 7,500 shares of Class A common stock underlying stock options.
(14)
As reported on Schedule 13G/A filed with the SEC on March 29, 2013, which indicates that Wells Fargo & Company has sole voting power with respect to no shares, shared voting power with respect to 1,795,947 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 1,795,947 shares.  Represents aggregate beneficial ownership on a consolidated basis reported by Wells Fargo & Company and includes shares of Class A common stock beneficially owned by subsidiaries.  Information is as of December 31, 2012.

(15)
As reported on Schedule 13G filed with the SEC on February 13, 2013, which indicates that Donald Smith & Co., Inc. has sole voting power with respect to 555,594 shares, shared voting power with respect to no shares, sole dispositive power with respect to 738,785 shares, and shared dispositive power with respect to no shares..  Represents aggregate beneficial ownership on a consolidated basis reported by Donald Smith & Co., Inc. and includes shares of Class A common stock beneficially owned by advisory clients of Donald Smith & Co., Inc.  Information is as of December 31, 2012.

(16)
As reported on Schedule 13G/A filed with the SEC on February 11, 2013, which indicates that Dimensional Fund Advisors LP has sole voting power with respect to 991,601 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,00,659 shares, and shared dispositive power with respect to no shares.  Represents aggregate beneficial ownership on a consolidated basis reported by Dimensional Fund Advisors LP and includes shares of Class A common stock beneficially owned by advisory clients of Dimensional Fund Advisors LP.  Information is as of December 31, 2012.

(17)
As reported on Schedule 13G filed with the SEC on February 14, 2013, which indicates that Wellington Management Company, LLP has sole voting power with respect to no shares, shared voting power with respect to 829,801 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 1,026,803 shares.  Represents aggregate beneficial ownership on a consolidated basis reported by Wellington Management Company, LLP and includes shares of Class A common stock beneficially owned by advisory clients of Wellington Management Company, LLP.  Information is as of December 31, 2012.

(18)
The other executive officers are James F. Brower and M. Paul Bunn.  Mr. Brower beneficially owns 32,601 shares of Class A common stock, which are comprised of 15,522 shares of Class A common stock owned directly and 17,079 shares of restricted Class A common stock.  Mr. Bunn beneficially owns 33,885 shares of Class A common stock, which are comprised of 10,518 shares of restricted Class A common stock, 9,256 shares owned directly, 2,525 shares held by Mr. Bunn's spouse, and 11,586 shares allocated to the account of Mr. Bunn under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Bunn's April 15, 2013 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.  The shares detailed in this footnote are included in the calculation of all directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to its charter, our Audit Committee has established policies and procedures relating to the review and approval or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of SEC Regulation S-K) had or will have a direct or indirect material interest, referred to as a “related party transaction."  All such transactions must be reviewed and preapproved by our Audit Committee.  No director may participate in any discussion or approval of a related party transaction for which he or she, or his or her relative, is a related party.  If a related party transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

For 2012, no such transactions involved an amount equal to or exceeding $120,000, except for the employment of immediate family members of David Parker and Tony Smith.  In 2012, the Company employed the following immediate family members in the capacities described:  (i) Clay Scholl, General Manager of our Solutions subsidiary, is the brother-in-law of David Parker, and (ii) Justin Smith, COO of SRT, is the son of Tony Smith.  Total compensation for 2012 for Clay Scholl and Justin Smith, respectively, exceeded $120,000.  In 2012, the Company also employed other immediate family members of certain directors and executive officers in various capacities, none of whom received compensation in excess of $120,000.

PROPOSAL 2 – APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN, WHICH, AMONG OTHER THINGS, (i) PROVIDES THAT THE MAXIMUM AGGREGATE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR THE GRANT OF AWARDS UNDER THE INCENTIVE PLAN FROM AND AFTER MAY 29, 2013, SHALL NOT EXCEED 750,000 PLUS THE 800,000 SHARES (OF WHICH 195,836 SHARES REMAIN AVAILABLE CURRENTLY) PREVIOUSLY MADE AVAILABLE UNDER THE SECOND AMENDMENT TO THE INCENTIVE PLAN APPROVED BY THE STOCKHOLDERS IN MAY 2011, (ii) LIMITS THE SHARES OF CLASS A COMMON STOCK THAT SHALL BE AVAILABLE FOR ISSUANCE OR REISSUANCE UNDER THE INCENTIVE PLAN FROM AND AFTER MAY 29, 2013 TO THE ADDITIONAL 750,000 SHARES RESERVED PLUS THE 800,000 SHARES (OF WHICH 195,836 SHARES REMAIN AVAILABLE CURRENTLY) PREVIOUSLY RESERVED, PLUS ANY REMAINING EXPIRATIONS, FORFEITURES, CANCELLATIONS, OR CERTAIN OTHER TERMINATIONS OF SUCH SHARES, AND (iii) RE-SETS THE TERM OF THE INCENTIVE PLAN TO EXPIRE ON MARCH 31, 2023 WITH RESPECT TO THE ABILITY TO GRANT NEW AWARDS.

Introduction

At the 2013 Annual Meeting, our stockholders are being asked to approve a third amendment to the Incentive Plan to (i) provide that the maximum aggregate number of shares of Class A common stock available for the grant of Awards (as defined in the Incentive Plan) under the Incentive Plan from and after the Effective Date (as defined below) shall not exceed 750,000 plus the 800,000 shares (of which 195,836 shares remain available currently) previously made available under the Second Amendment to the Incentive Plan approved by the stockholders in May 2011 (the "Second Amendment"), plus any of such shares that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee's permission for awards not involving Class A common stock, (ii) provide that any shares of Class A common stock reserved for issuance under the Predecessor Plans, excluding the 800,000 shares reserved for issuance under the Second Amended and Restated Plan (as defined below), in excess of the number of shares of Class A common stock as to which awards have been awarded thereunder shall not be available for issuance under the Incentive Plan, (iii) re-set the term of the Incentive Plan to expire on March 31, 2023 with respect to the ability to grant new awards, and (iv) make such other miscellaneous administrative and conforming changes as are necessary (collectively, the "Third Amendment").  The Third Amendment was approved by the Compensation Committee, pursuant to its charter, subject to stockholder approval at the 2013 Annual Meeting, and is being recommended to the stockholders for approval by our Board.  If stockholder approval of the Third Amendment is received at the 2013 Annual Meeting, the Incentive Plan will be amended and restated to incorporate the Third Amendment (the "Third Amended and Restated Plan"), and will become effective upon such date (the "Effective Date").  If stockholder approval of the Third Amendment is not obtained at the 2013 Annual Meeting of the Stockholders, the Incentive Plan as initially approved in May 2006, as amended and restated in May 2011, will remain in full force and effect, and we will not have sufficient ability to grant equity awards to retain, motivate, and attract new and existing key employees, directors, officers, and eligible participants.

This summary of the Third Amended and Restated Plan is qualified in its entirety by reference to the text of the Third Amended and Restated Plan, a copy of which is included as Appendix A to this Proxy Statement.  You are urged to read the actual text of the Third Amended and Restated Plan in its entirety.  Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given to such terms in the Third Amended and Restated Plan.

Background

In May 2011, our Board approved the Second Amended and Restated Incentive Plan to serve as the successor to the Covenant Transport, Inc. 2003 Incentive Stock Plan; the Incentive Stock Plan, Amended and Restated as of May 17, 2001; the Incentive Plan, Amended and Restated as of May 23, 2006; the Outside Director Stock Option Plan; and Amendment No. 1 to the Outside Director Stock Option Plan (collectively, the "Predecessor Plans"), subject to the approval of our stockholders, which approval was granted on May 17, 2011.  All outstanding awards under the Predecessor Plans from and after May 17, 2011 were incorporated into the Incentive Plan; provided, however, each such award continues to be governed solely by the terms and conditions of the instrument evidencing such award and interpreted under the terms of the respective Predecessor Plan, and, except as otherwise expressly provided in the Incentive Plan, no provision of the Incentive Plan affects or otherwise modifies the rights or obligations of holders of such incorporated awards with respect to their acquisition of shares of Class A common stock, or otherwise modifies the rights or the obligations of the holders of such awards.  No additional awards may be made under the Predecessor Plans.

The purposes of the Incentive Plan are to: (i) provide our employees with an opportunity to purchase Class A common stock in a manner that reinforces our performance goals and provides an incentive to continue employment with us and work toward our long-term growth, development, and financial success; (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives and reward such employees by the issuance of equity grants so that these directors and employees will contribute to and participate in our long-term performance; and (iii) align our executives' and stockholders' short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.  In furtherance of these purposes, the Incentive Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to the Company's employees, directors, and consultants.

When adopted, there were 1,000,000 shares of Class A common stock available under the Incentive Plan for grants on or after May 23, 2006.  On May 5, 2009, our stockholders approved the First Amended and Restated Incentive Plan to provide, among other things, that there were 700,000 shares of Class A common stock available under the Incentive Plan for grants.  On May 17, 2011, our stockholders approved a second amendment and restatement to the Incentive Plan (the "Second Amended and Restated Plan") to, among other things, (i) provide that the maximum aggregate number of shares of Class A common stock available for the grant of Awards under the Incentive Plan from and after the effective date of the Second Amended and Restated Plan shall not exceed 800,000, plus any of such shares that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for awards not involving Class A common stock, (ii) provide that any shares of Class A common stock reserved for issuance under the Predecessor Plans in excess of the number of shares of Class A common stock as to which awards have been awarded thereunder, shall not be available for issuance under the Incentive Plan, (iii) provide that any shares of Class A common stock related to awards granted under the Predecessor Plans or the Incentive Plan prior to the effective date of the Second Amended and Restated Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for awards not involving Class A common stock, shall not be available for issuance or reissuance under the Incentive Plan, and (iv) make such other miscellaneous administrative and conforming changes as necessary.

As of March 28, 2013, of the 800,000 shares of Class A common stock available for the grant of Awards under the Second Amended and Restated Plan, we had granted awards and issued a total of 636,564 shares of Class A common stock, net of all shares that have vested (95,759 shares) and all shares that have been cancelled or forfeited (32,400 shares).  Of the total issued shares, 508,405 remain subject to potential vesting or exercise.  This left only 195,836 shares remaining for future Awards as of April 15, 2013.  As a result, the Incentive Plan currently lacks sufficient shares to continue our current equity incentive program.  In order to increase the number of shares available for the grant of future Awards under the Incentive Plan, while at the same time providing a definitive maximum number of shares available for such grants, on February 21, 2013, the Compensation Committee approved the Third Amendment, subject to stockholder approval at the 2013 Annual Meeting.  If the Third Amendment is approved by the stockholders, a maximum aggregate number of 750,000 shares of Class A common stock plus the 800,000 shares (of which 195,836 shares remain available currently) previously reserved under the Second Amended and Restated Plan would be available for the grant of Awards under the Incentive Plan from and after the Effective Date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN, WHICH,

AMONG OTHER THINGS, (i) PROVIDES THAT THE MAXIMUM AGGREGATE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR THE GRANT OF AWARDS UNDER THE INCENTIVE PLAN FROM AND AFTER MAY 29, 2013, SHALL NOT EXCEED 750,000 PLUS THE 800,000 SHARES (OF WHICH 195,836 SHARES REMAIN AVAILABLE CURRENTLY) PREVIOUSLY MADE AVAILABLE UNDER THE SECOND AMENDMENT TO THE INCENTIVE PLAN APPROVED BY STOCKHOLDERS IN MAY 2011, (ii) LIMITS THE SHARES OF CLASS A COMMON STOCK THAT SHALL BE AVAILABLE FOR ISSUANCE OR REISSUANCE UNDER THE INCENTIVE PLAN FROM AND AFTER MAY 29, 2013 TO THE ADDITIONAL 750,000 SHARES RESERVED PLUS THE 800,000 SHARES (OF WHICH 195,836 SHARES REMAIN AVAILABLE CURRENTLY) PREVIOUSLY RESERVED, PLUS ANY EXPIRATIONS, FORFEITURES, CANCELLATIONS, OR CERTAIN OTHER TERMINATIONS OF SUCH SHARES, AND (iii) RE-SETS THE TERM OF THE INCENTIVE PLAN TO EXPIRE ON MARCH 31, 2023 WITH RESPECT TO THE ABILITY TO GRANT NEW AWARDS.

Reasons for Seeking Stockholder Approval

The Compensation Committee, which administers the Incentive Plan, recognizes its responsibility to strike a balance between our ability to attract, retain, and reward officers and employees whose contributions are critical to our long-term success and our stockholder concerns as to the potential dilutive impact of additional shares made available for issuance to such individuals.  The Compensation Committee believes that making additional shares of Class A common stock available for the grant of Awards under the Incentive Plan from and after the Effective Date is necessary for us to continue to offer our key employees, directors, officers, and eligible participants an effective and competitive equity incentive program.  The Compensation Committee believes that an appropriate amount of shares will be available by limiting the number of available shares for future grants to 750,000 shares plus the 800,000 shares (of which 195,836 shares remain available currently) previously reserved under the Second Amendment, plus any of such shares that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for awards not involving Class A common stock.  The Compensation Committee also believes that if additional shares are not made available for the grant of future Awards under the Incentive Plan, we would be required to discontinue or significantly curtail our current equity incentive program, which could have an adverse impact on our ability to attract and retain key employees, directors, officers, and eligible participants.

Description of the Incentive Plan and the Third Amendment

The principal provisions of the Incentive Plan and the Third Amendment are summarized below.  This summary is not a complete description and is qualified in its entirety by reference to the text of the Third Amended and Restated Plan, attached as Appendix A to this Proxy Statement.

The Incentive Plan authorizes the grant of stock options, stock appreciation rights, stock Awards, restricted stock unit Awards, performance units, performance Awards, and any other form of award established by the Compensation Committee that is consistent with the Incentive Plan’s purpose pursuant to Section 4.2(j) of the Incentive Plan, or any combination of the foregoing.  Each Award is subject to the terms, conditions, restrictions, and limitations of the Incentive Plan and the Award notice for such Award.  Under the Incentive Plan, Awards made under a particular Article of the Incentive Plan need not be uniform, and Awards under two or more Articles of the Incentive Plan may be combined into a single Award notice.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Each of our Named Executive Officers is eligible to participate in our Incentive Plan.  We use our Incentive Plan to, among other things, (i) provide annual incentives to selected key employees, directors, officers, and eligible participants in a manner designed to reinforce our performance goals, (ii) link a significant portion of Participants' compensation to the achievement of those goals, (iii) continue to attract, motivate, and retain key personnel on a competitive basis, in each case by enabling us to offer such persons a variety of incentive awards, and (iv) ensure, to the extent possible, that incentive compensation paid by us is deductible for tax purposes.

The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to the Company's short-term performance.  Awards with multiple-year vesting schedules create incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based upon the growth of the stock price.  Such awards also incentivize executives to remain with us over an extended period of time.  Thus, we believe our Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.  A description of the Awards that may be made pursuant to our Incentive Plan follows.  Such descriptions are qualified in their entirety by reference to the text of the Third Amended and Restated Plan.

Stock Options.  Pursuant to the Incentive Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of Class A common stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes.  Stock options granted under the Incentive Plan vest and become exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee.  Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the IRC.  The exercise price per share of Class A common stock for any stock option cannot be less than 100% of the fair market value of a share of Class A common stock on the day that the stock option is granted.  In addition, the term of the stock option may not exceed ten (10) years.  In the case of an incentive stock option granted to an employee Participant who owns, directly or indirectly (as determined by reference to Section 424(d) of the IRC), at the time the option is granted, stock possessing more than 10 percent of the total combined voting power of all classes of our stock, the exercise price per share of Class A common stock for any stock option will not be less than 110% of the fair market value of a share of Class A common stock on the day that the stock option is granted, and the term of the stock option may not exceed five (5) years. The exercise price of any stock option granted pursuant to the Incentive Plan may not be subsequently reduced by amendment or cancellation and substitution of such stock option or any other action of the Compensation Committee without stockholder approval, subject to the Compensation Committee’s authority to adjust awards upon certain events as set forth in the Incentive Plan.  The type (incentive or non-qualified), vesting, exercise price, and other terms of each stock option are set forth in the award notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Compensation Committee and applicable law, shares of Class A common stock, a combination of cash and shares of Class A common stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

Stock Appreciation Rights.  The Compensation Committee may grant awards in the form of stock appreciation rights, either in tandem with a stock option ("Tandem SARs") or independent of a stock option ("Freestanding SARs").  The exercise price of a stock appreciation right is an amount determined by the Compensation Committee, but in no event is such amount less than 100% of the fair market value of a share of Class A common stock on the date that the stock appreciation right is granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option.  A Tandem SAR is exercisable to the extent its related stock option is exercisable.  Each Tandem SAR entitles the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Class A common stock over (B) the stock option price per share of Class A common stock, times (ii) the number of shares of Class A common stock covered by the stock option which is surrendered.  Upon the exercise of a stock option as to some or all of the shares of Class A common stock covered by such stock option, the related Tandem SAR is automatically canceled to the extent of the number of shares of Class A common stock covered by the exercise of the stock option.

Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Class A common stock over (B) the exercise price, times (ii) the number of shares of Class A common stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting, and other terms of each stock appreciation right is set forth in the award notice for such stock appreciation rights.  Payment of stock appreciation rights may be made in shares of Class A common stock or in cash, or partly in shares of Class A common stock and partly in cash, as determined by the Compensation Committee.

Other Stock-Based Awards.  The Compensation Committee may grant awards in the form of stock awards (for either unrestricted or restricted shares of Class A common stock), restricted stock unit awards, and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Class A common stock.  Such other stock-based awards are in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A common stock (or the equivalent cash value of such shares of Class A common stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.  In addition, the Compensation Committee may choose, at the time of grant of a stock-based award, or any time thereafter up to the time of the payment of such award, to include as part of such award an entitlement to receive dividends or dividend equivalents on the shares of Class A common stock underlying such award, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee may establish.  The restrictions, conditions, and other terms of each stock-based award are set forth in the award notice for such award.

Performance Units.  The Compensation Committee may grant awards in the form of performance units, which are units valued by reference to designated criteria established by the Compensation Committee, other than Class A common stock.  Performance units are in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.  The form, applicable conditions, and other terms of each performance unit are set forth in the award notice for such performance unit.

Performance Awards.  Performance awards are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Compensation Committee identifies each year as being important to our success.  Performance awards are awards structured to qualify as deductible "performance-based" compensation for purposes of Section 162(m) of the IRC.  Performance awards may take the form of cash, stock awards, restricted stock unit awards, or performance units that are conditioned upon the satisfaction of enumerated performance criteria during a stated performance period, which awards, in addition to satisfying the requirements otherwise applicable to that type of award generally, also satisfy the requirements of performance awards under the Incentive Plan.

Performance awards must be based upon one or more of the following performance criteria: (i) revenues (including without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), (ii) net revenues, (iii) fuel surcharges, (iv) accounts receivable collection or days sales outstanding, (v) cost reductions and savings (or limits on cost increases), (vi) safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), (vii) operating income, (viii) operating ratio, (ix) income before taxes, (x) net income, (xi) earnings before interest and taxes (EBIT), (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) adjusted net income, (xiv) earnings per share, (xv) adjusted earnings per share, (xvi) stock price, (xvii) working capital measures, (xviii) return on assets, (xix) return on revenues, (xx) debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), (xxi) productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), (xxii) cash position, (xxiii) return on stockholders’ equity, (xxiv) return on invested capital, (xxv) cash flow measures (including, without limitation, free cash flow), (xxvi) market share, (xxvii) stockholder return, (xxviii) economic value added, or (xxix) completion of acquisitions (either with or without specified size). In addition, the Compensation Committee may establish, as an additional performance measure, the attainment by a Participant of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.  The performance goals set by the Compensation Committee may be expressed on an absolute and/or relative basis, and may include comparisons with our past performance (including the performance of one or more of our divisions) and/or the current or past performance of other peer companies or indices.

For each performance period, the Compensation Committee designates, in its sole discretion, within the initial period allowed under Section 162(m) of the IRC, which persons are eligible for performance awards for such period, the length of the performance period, the types of performance awards to be issued, the performance criteria that are to be used to establish performance goals, the kind or level of performance goals, and other relevant matters.

After the close of each performance period, the Compensation Committee determines whether the performance goals for the cycle have been achieved.  In determining the actual award to be paid to a Participant, the Compensation Committee has the authority to reduce or eliminate any performance award earned by the Participant, based upon any objective or subjective criteria it deems appropriate.  The award notice for each performance award sets forth or makes reference to the performance period, performance criteria, performance goals, performance formula, performance pool, and other terms applicable to such performance award.

Administration

The Incentive Plan is administered by the Compensation Committee, or such other committee as may be designated by the Board, which consists of at least two individuals who are intended to qualify both as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and as "outside directors" within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the IRC.

The Compensation Committee may allocate all or any portion of its responsibilities and powers under the Incentive Plan to any one or more of its members, our CEO, or other senior members of management as the Compensation Committee deems appropriate; however, only the Compensation Committee (or another committee consisting of two or more individuals who qualify both as "non-employee directors" and as "outside directors") may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are "covered employees" pursuant to Section 1.162-27(c)(2) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the IRC.  The Compensation Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

The Compensation Committee has broad authority in its administration of the Incentive Plan, including, but not limited to, the authority to interpret the Incentive Plan; to establish rules and regulations for the operation and administration of the Incentive Plan; to select the persons to receive Awards; to determine the form, size, terms, conditions, limitations, and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration, and the effect of certain events, such as a change of control of the Company or the Participant’s death, disability, retirement, or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Incentive Plan; to allow for the deferral of Awards; and to take all other action it deems necessary or advisable to administer the Incentive Plan.

To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Compensation Committee is authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy, or custom.

Shares Available and Maximum Awards

If the Third Amendment is approved, a maximum of 750,000 shares of Class A common stock plus the 800,000 shares (of which 195,836 shares remain available at April 15, 2013) previously reserved under the Second Amendment will be available for the grant of Awards under the Incentive Plan from and after the Effective Date, plus any of such shares that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for awards not involving Class A common stock.  Any shares of Class A common stock remaining available under the Predecessor Plans, excluding the 800,000 shares available for the grant of awards under the Second Amended and Restated Plan, shall not be available for issuance under the Incentive Plan.  Further, shares of Class A common stock shall not be available related to awards granted under the Predecessor Plan or the Incentive Plan prior to the Effective Date, excluding the 800,000 shares reserved for issuance under the Second Amended and Restated Plan, that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for Awards not involving Class A common stock.  Accordingly, only 750,000 shares of Class A common stock plus the 800,000 shares previously reserved, of which 195,836 shares remain available at April 15, 2013, under the Second Amendment, plus any of such shares that terminate by expiration, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee's permission for Awards not involving Class A common stock, shall be available for issuance or reissuance under the Incentive Plan.  The shares of Class A common stock available for issuance under the Incentive Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The number of shares of Class A common stock available under the Incentive Plan shall be adjusted to reflect the occurrence of certain events described under Proposal 2 – Approval of the Third Amendment to the Incentive Plan — Adjustments Upon Certain Events below.  The total number of shares reserved and available for issuance under the Incentive Plan is automatically adjusted, without further action by the Board or stockholders, to reflect stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations, reclassifications, or any similar recapitalizations that affect or modify the number of shares of outstanding Class A common stock.

The maximum Award granted or payable to any one Participant under the Incentive Plan for a calendar year is 200,000 shares of Class A common stock, subject to the Compensation Committee’s authority to adjust Awards upon certain events described under Proposal 2 – Approval of the Third Amendment to the Incentive Plan – Adjustments Upon Certain Events below, or in the event the Award is paid in cash, $2,000,000.

Payment Terms

Awards may be paid in cash, shares of Class A common stock, a combination of cash and shares of Class A common stock, or in any other permissible form, as the Compensation Committee determines.  Payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, in the case of Awards paid in shares of Class A common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Compensation Committee, a Participant may defer payment of any Award; salary or bonus compensation; Board compensation; dividend or dividend equivalent; or any portion thereof.  If permitted by the Compensation Committee, any such deferral shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Compensation Committee for such purpose, on a form provided by the Company.  Further, all deferrals must be made in accordance with the administrative guidelines established by the Compensation Committee to ensure that such deferrals comply with all applicable requirements of the IRC for such purpose.  Such deferred items may be paid in a lump sum or installments, or credited with interest (at a rate determined by the Compensation Committee) or deemed invested by us, as determined by the Compensation Committee, and, with respect to those deferred Awards denominated in the form of Class A common stock, credited with dividends or dividend equivalents.

The Company is entitled to deduct from any payment to a Participant under the Incentive Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay us such tax prior to and as a condition of the making of such payment.  Subject to certain limitations, the Compensation Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Class A common stock to be paid under such Award or by permitting the Participant to deliver to us shares of Class A common stock having a Fair Market Value equal to the amount of such taxes.

Adjustments Upon Certain Events

In the event that there is a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Class A common stock or other corporate exchange, or any distribution to stockholders of Class A common stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to our capital structure, the Compensation Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Incentive Plan, the maximum Award payable, the number of shares to be issued pursuant to outstanding Awards, the option prices, exercise prices, or purchase prices of outstanding Awards, and/or any other affected terms of an Award or the Incentive Plan as the Compensation Committee, in its sole discretion, deems equitable or appropriate. Unless the Compensation Committee determines otherwise, in no event shall an Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the IRC be adjusted to the extent such adjustment would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the IRC.  With the exception of the foregoing, the Compensation Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company's stockholders.

Termination and Amendment of Incentive Plan

The Compensation Committee may suspend or terminate the Incentive Plan at any time for any reason with or without prior notice.  In addition, the Compensation Committee may amend the Incentive Plan, provided that it may not, without stockholder approval, adopt any amendment if stockholder approval is required, necessary, or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of the Company are listed.  No amendment of the Incentive Plan may materially and adversely affect the rights of a Participant under any outstanding Award without the consent of that Participant.  No awards may be made under the Incentive Plan after March 31, 2023.  No amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

Tax Status of Incentive Plan Awards

No person connected with the Incentive Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Incentive Plan, or paid to or for the benefit of a Participant under the Incentive Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Incentive Plan.

Securities Act Registration

The registration with the SEC on Form S-8 of the shares of Class A common stock issuable under the Incentive Plan will be post-effectively amended on Form S-8 as soon as practicable, subject to the stockholders' approval of the Third Amendment.

Eligible Participants

Participants in the Incentive Plan will be selected by the Compensation Committee from our executive officers, directors, employees, and consultants.  Participants may be selected and awards may be made at any time until the Incentive Plan expires pursuant to the provisions of the IRC and Treasury Regulations promulgated thereunder.  As of March 28, 2013, approximately 5,000 employees, which includes seven executive officers, four non-employee directors, and two employees of an entity we account for under the equity method were eligible to participate in our current equity compensation plans.  The Incentive Plan also permits the granting of our current equity awards to eligible consultants.  The number of active engagements with consultants varies from time to time, and the Compensation Committee has not historically made grants to these individuals under the Incentive Plan.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Compensation Committee.  Only employees, however, are eligible to receive "incentive stock options" within the meaning of Section 422 of the IRC.  The Compensation Committee has not determined how many people are likely to participate in the Incentive Plan over time.  The Compensation Committee intends, however, to grant most of the Awards to those persons who are in a position to have a significant direct impact on our growth, profitability, and success, which would include a portion of the Participants in our current equity compensation plans.

Incentive Plan Benefits

The following table sets forth certain information regarding grants of equity awards made under the Incentive Plan during the year ended December 31, 2012, to (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.  Future Awards, if any, that will be made to eligible Participants under the Incentive Plan are subject to the discretion of the Compensation Committee.  Accordingly, future grants of Awards under the Incentive Plan are not determinable.

Name and Principal Position	Fiscal Year 2012(1)
	Dollar Value(1)(2)(3)	Number of Equity Awards(2)(3)
David R. Parker, CEO, Chairman of the Board, and President	$119,600	40,000
Richard B. Cribbs, Senior Vice President and CFO	$59,800	20,000
Joey B. Hogan, Senior Executive Vice President and COO, and President of CTI	$119,600	36,000
Tony Smith, President of SRT	$119,600	36,000
R.H. Lovin, Jr., Executive Vice President and Corporate Secretary	$98,006	26,389
Executive Group	$33,823	11,750
Non-Executive Director Group	$100,000	30,960
Employee Group	$535,887	181,932

(1)
Represents the aggregate grant date fair value of the stock awards under FASB ASC Topic 718 granted to each Named Executive Officer during 2012.  The value ultimately realized by the recipient may or may not be equal to this determined value.  For additional information on the valuation assumptions with respect to the 2012 grants, refer to Note 4, Stock-Based Compensation, of our consolidated financial statements as provided in the Form 10-K for the year ended December 31, 2012, as filed with the SEC.  This fair value does not represent cash received by the recipient in 2012, but potential earnings contingent on continued employment and/or the Company's future performance.  Because such awards add value to the recipient only when stockholders benefit from stock price appreciation, such awards further align management's interest with those of our stockholders.

(2)
Represents the 2012 awards that were granted as of December 31, 2012, all of which were shares of restricted Class A common stock, with the exception of the grants of unrestricted shares to the Non-Executive Director Group.  The Non-Executive Director Group received shares of our Class A common stock with a market value on the grant date equivalent to approximately $25,000 each.  With respect to our Named Executive Officers, the amounts exclude awards granted on May 17, 2011, of 10,000 shares to Mr. Parker; 3,730 to Mr. Cribbs; 10,000 to Mr. Hogan; 8,195 shares to Mr. Smith; and 8,195 to Mr. Lovin.  The grant date fair value of each such May 2011 award is $30,900 for Mr. Parker's award, $11,526 for Mr. Cribbs, $30,900 for Mr. Hogan, $25,321 for Mr. Smith, and $25,321 for Mr. Lovin.  The terms of these awards provided that each award would vest based on improvements from the higher than the greater of the 2010 or 2011 consolidated net income margin percentage.  Because 2011 results were not known as of the grant date, the grant date fair value of each May 2011 award could not be determined until 2012, pursuant to FASB ASC Topic 718.  As such, the grant date fair value associated with the awards is included in the Summary Compensation Table, but excluded above in this table.

(3)
The amounts included in this column include restricted stock grants made in November 2012 to Mr. Parker for 20,000 shares; Mr. Cribbs, 10,000; Mr. Hogan, 16,000; Mr. Smith, 16,000; and Mr. Lovin, 10,000.  Such shares vest based on performance targets that were not probable of being achieved as of the grant date and, accordingly, no compensation cost has been recorded in accordance with FASB ASC Topic 718 and while the number of awards is included, no compensation cost is reflected for these awards above.  The grant date value of each such November 2012 award, assuming the highest level of performance is achieved, is $96,600 for Mr. Parker's award, $48,300 for Mr. Cribbs, $77,280 for Mr. Hogan, $77,280 for Mr. Smith, and $48,300 for Mr. Lovin.

Additional Information Regarding Stock Options, Warrants, and Rights

Class A common stock underlies any grant made by the Compensation Committee of awards in the form of stock options, warrants, or rights.  The last reported sale price of our Class A common stock as reported by the NASDAQ Global Select MarketSM on March 28, 2013, was $6.04 per share.  The Compensation Committee, in its discretion, selects the persons to whom options or restricted stock will be granted, the time or times at which such options or restricted stock will be granted, and the number of shares subject to each such grant.  For this reason, it is not possible to determine the benefits or amounts that will be received by any particular officer or employee, or group of officers or employees, in the future.  The Incentive Plan provides, however, that the aggregate Fair Market Value (determined at the time the option was granted) of the Class A common stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by Section 422 of the IRC).

Federal Income Tax Consequences of the Issuance and Exercise of Stock Options

The following is only a summary of the effect of federal income taxation upon us and the Participants under the Incentive Plan.  It does not purport to be complete and does not discuss all of the tax consequences of a Participant's death or the provisions of the income tax laws of any state, municipality, or foreign country in which the Participants may reside.

Incentive Stock Options.  A Participant is not treated as receiving taxable income upon either the grant of an incentive stock option (an "ISO") or upon the exercise of an ISO.  However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Class A common stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the IRC.  If at the time of exercise, the Class A common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Class A common stock (determined at the time the Class A common stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Class A common stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Class A common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Class A common stock is transferred to the Participant upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss.  If such Class A common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs.  If a disqualifying disposition occurs, the Participant realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Class A common stock on the date of exercise and the exercise price, or the selling price of the Class A common stock and the exercise price, whichever is less.  The balance of the Participant's gain on a disqualifying disposition, if any, is taxed as a capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Class A common stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the Participant.

Non-Qualified Stock Options.  A Participant does not recognize any taxable income upon the grant of a non-qualified stock option (a "NSO"), and we are not entitled to a tax deduction by reason of such grant.  Upon exercise of a NSO, the Participant recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction.  Upon a disposition of shares acquired upon exercise of a NSO by the Participant, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.  Such subsequent disposition by the Participant has no tax consequence to us.

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2012, with respect to our compensation plans and other arrangements under which shares of our Class A common stock are authorized for issuance.  The number of shares of Class A common stock reflected in column (a) of the following table is comprised of 1,097,138 shares of Class A common stock subject to outstanding options, warrants, and rights granted under the Incentive Plan and the Predecessor Plans.  The number of shares of Class A common stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Incentive Plan as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	332,863(1)	$15.70	-
	764,295(2)	-	224,731

Equity compensation plans not approved by security holders	-	-	-

Total	1,097,158	$15.70	224,731

(1)	Stock options granted under our 1994, 2003, and 2006 Incentive Plans.
(2)	Restricted stock granted under the 2006 Omnibus Incentive Plan, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN, WHICH, AMONG OTHER THINGS, (i) PROVIDES THAT THE MAXIMUM AGGREGATE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR THE GRANT OF AWARDS UNDER THE INCENTIVE PLAN FROM AND AFTER MAY 29, 2013, SHALL NOT EXCEED 750,000 PLUS THE 800,000 SHARES (OF WHICH 195,836 SHARES REMAIN AVAILABLE CURRENTLY) PREVIOUSLY MADE AVAILABLE UNDER THE SECOND AMENDMENT TO THE INCENTIVE PLAN APPROVED BY STOCKHOLDERS IN MAY 2011, (ii) LIMITS THE SHARES OF CLASS A COMMON STOCK THAT SHALL BE AVAILABLE FOR ISSUANCE OR REISSUANCE UNDER THE INCENTIVE PLAN FROM AND AFTER MAY 29, 2013 TO THE ADDITIONAL 750,000 SHARES RESERVED PLUS THE 800,000 SHARES (OF WHICH 195,836 SHARES REMAIN AVAILABLE CURRENTLY) PREVIOUSLY RESERVED, PLUS ANY EXPIRATIONS, FORFEITURES, CANCELLATIONS, OR CERTAIN OTHER TERMINATIONS OF SUCH SHARES, AND (iii) RE-SETS THE TERM OF THE INCENTIVE PLAN TO EXPIRE ON MARCH 31, 2023 WITH RESPECT TO THE ABILITY TO GRANT NEW AWARDS.

PROPOSAL 3 – RENEWAL OF THE MATERIAL TERMS OF THE PERFORMANCE-BASED
GOALS UNDER THE INCENTIVE PLAN TO ALLOW CERTAIN GRANTS AND AWARDS
TO CONTINUE TO QUALIFY AS PERFORMANCE-BASED COMPENSATION UNDER
INTERNAL REVENUE CODE SECTION 162(m)

Background

The Board also is asking stockholders to reapprove the material terms of the performance-based goals under the Incentive Plan so that certain incentive awards granted thereunder may continue to qualify as exempt "performance-based" compensation under IRC Section 162(m), as amended ("Section 162(m)").  We are not proposing any amendment to the material terms of the performance-based goals under the Incentive Plan, as previously approved by our stockholders.  Section 162(m) denies an employer a tax deduction for certain compensation in excess of $1 million paid to "covered employees" of a publicly held corporation unless the compensation is qualified performance-based compensation.  The Section 162(m) regulations generally require that stockholders approve the material terms of the performance goals, and that performance goals be submitted for stockholder reapproval every five years after initial stockholder approval if the Incentive Plan authorizes the Compensation Committee to select the appropriate target levels of performance to be achieved in connection with performance-based Awards.  As discussed in Proposal 2 above, our Incentive Plan authorizes the Compensation Committee to designate which persons are eligible for performance awards for a performance period, the length of the performance period, the types of performance awards to be issued, the performance criteria that are to be used to establish performance goals, the kind or level of performance goals, and other relevant matters.  Our stockholders initially approved the performance-based goals in the Incentive Plan approximately 5 years ago at our 2006 Annual Stockholders Meeting and renewed their approval at our 2009 Annual Stockholders Meeting as part of their approval of the First Amended and Restated Plan and at our 2011 Annual Stockholders Meeting as part of their approval of the Second Amended and Restated Plan.

Please note that while this Proposal 3 is separate and independent of Proposal 2 in this Proxy Statement to approve the Third Amendment to the Incentive Plan, approval of this Proposal 3 will apply to the Incentive Plan as in effect on and after the date of the 2013 Annual Stockholders Meeting, including to the extent as reapproved under Proposal 2 above.

The following summary of the material terms of our performance goals is qualified by reference to the text of the Third Amended and Restated Plan, a copy of which is included as Appendix A to this Proxy Statement.

Performance-Based Goals

Our performance-based goals are set forth above under Description of the Incentive Plan and the Third Amendment – Performance Awards and include any of the following: (i) revenues (including without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), (ii) net revenues, (iii) fuel surcharges, (i) accounts receivable collection or days sales outstanding, (iv) cost reductions and savings (or limits on cost increases), (vi) safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), (vii) operating income, (viii) operating ratio, (ix) income before taxes, (x) net income, (xi) earnings before interest and taxes (EBIT), (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) adjusted net income, (xiv) earnings per share, (xv) adjusted earnings per share, (xvi) stock price, (xvii) working capital measures, (xviii) return on assets, (xix) return on revenues, (xx) debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), (xxi) productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), (xxii) cash position, (xxiii) return on stockholders’ equity, (xxiv) return on invested capital, (xxv) cash flow measures (including, without limitation, free cash flow), (xxvi) market share, (xxvii) stockholder return, (xxviii) economic value added, or (xxix) completion of acquisitions (either with or without specified size). In addition, the Compensation Committee may establish, as an additional performance measure, the attainment by a participant of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.  The performance goals set by the Compensation Committee may be expressed on an absolute and/or relative basis, and may include comparisons with our past performance (including the performance of one or more of our divisions) and/or the current or past performance of other peer group companies or indices.

For each performance period, the Compensation Committee designates, in its sole discretion, within the initial period allowed under Section 162(m) of the IRC, which of the Company's employees, directors, or consultants are eligible for performance awards for such period, the length of the performance period, the types of performance awards to be issued, the performance criteria that are to be used to establish performance goals, the kind or level of performance goals, and other relevant matters.

If the Company's stockholders approve Proposal 2 in this Proxy Statement to amend and restate the Incentive Plan, 750,000 shares of Class A common stock, plus the 800,000 shares previously made available under the Second Amendment to the Incentive Plan, shall be available for the grant of awards under the Incentive Plan.  A single participant may not, in any calendar year, be awarded more than 200,000 shares of Class A common stock, or $2,000,000 in cash awards.

Reasons for Seeking Stockholder Approval

Renewal of the material terms of the performance-based goals under the Incentive Plan will preserve the Company's right to continue receiving a federal income tax deduction for certain compensation paid under the Incentive Plan under Section 162(m).  By ensuring that our incentive compensation is deductible by the Company for tax purposes, we can help minimize our income taxes and control our costs.

The affirmative vote of the majority of shares present in person or represented by proxy at the 2013 Annual Meeting and entitled to vote on the matter is required for the approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RENEWAL OF THE MATERIAL TERMS OF THE PERFORMANCE-BASED GOALS UNDER THE INCENTIVE PLAN TO ALLOW CERTAIN GRANTS AND AWARDS TO CONTINUE TO QUALIFY AS PERFORMANCE-BASED COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(m).

RELATIONSHIPS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The principal independent registered public accounting firm utilized by us during 2012 was KPMG LLP.  KPMG has served as our independent registered public accounting firm since September 2001.  A representative of KPMG is expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  KPMG’s representative will have an opportunity to make a statement at the Annual Meeting should he or she desire to do so.

KPMG billed us the following amounts for services provided in the following categories during the years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees(1)	$444,019	$478,545
Audit-Related Fees(2)	-	-
Tax Fees(3)	36,662	41,067
All Other Fees(4)	-	-
Total	$480,681	$519,612

(1)
Represents the aggregate fees billed and expenses for professional services rendered by KPMG for the audit of our annual financial statements and reviews of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those years.

(2)
Represents the aggregate fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "audit fees."  There were no such fees and expenses for 2012 or 2011.

(3)	Represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning.
(4)	Represents the aggregate fees billed for products and services provided by KPMG, other than audit fees, audit-related fees, and tax fees. There were no such fees for 2012 or 2011.

Our Audit Committee maintains a policy pursuant to which the Audit Committee Chair reviews all audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence, with the Audit Committee retaining the authority to make the final decision.  Under this policy, the Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by our principal independent registered public accounting firm.  Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.  Management and the principal independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent registered public accounting firm in accordance with the annual pre-approval, and the fees for the services performed to date.  To the extent that management believes that a new service or the expansion of a current service provided by the principal independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent registered public accounting firm to render such services.  No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of SEC Regulation S-X during the year ended December 31, 2012.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  KPMG LLP served as the Company’s independent registered public accounting firm for 2012, and the services it provided to the Company and its subsidiaries in 2012 are described under Audit-Related Matters above.

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.  Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the ratification of KPMG LLP.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.  Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to our 2014 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting must be in writing and received by us at our principal executive office on or before December 20, 2013.  However, if the date of the 2014 Annual Meeting of Stockholders is more than thirty days before or after May 29, 2014, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2014 Annual Meeting of Stockholders will be a reasonable time before we begin to print or mail such proxy materials.  The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals to be considered at our 2014 Annual Meeting of Stockholders, but not included in our proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act, by March 5, 2014.  However, if the date of the 2014 Annual Meeting of Stockholders is more than thirty days before or after May 29, 2014, then the deadline for submitting any such stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting.  Under Rule 14(a)-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our Proxy Statement for our next annual meeting will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be addressed and sent to Joey B. Hogan, Senior Executive Vice President and COO; Covenant Transportation Group, Inc.; 400 Birmingham Highway; Chattanooga, Tennessee 37419.  Stockholder proposals must comply with the rules and regulations of the SEC.

OTHER MATTERS

As of the mailing date of this Proxy Statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  As to other business (if any) that may properly be brought before the Annual Meeting, we intend that proxies solicited by the Board will be voted in accordance with the best judgment of those voting the proxies.

Covenant Transportation Group, Inc.
/s/ David R. Parker
David R. Parker
Chairman of the Board
April 19, 2013

APPENDIX A

COVENANT TRANSPORTATION GROUP, INC.

THIRD AMENDED AND RESTATED
2006 OMNIBUS INCENTIVE PLAN

Original Plan Effective May 23, 2006
Amended and Restated Plan Effective May 5, 2009
Second Amended and Restated Plan Effective May 17, 2011
Third Amended and Restated Plan Effective May 29, 2013

ARTICLE I
PURPOSE AND EFFECTIVE DATE

Section 1.1.                      Purpose.  The purpose of the Plan is to provide annual incentives to certain Employees, Directors, and Consultants of the Company in a manner designed to reinforce the Company’s performance goals; to link a significant portion of Participants’ compensation to the achievement of such goals; and to continue to attract, motivate, and retain key personnel on a competitive basis.

Section 1.2.                      Background and Effective Date.  The Plan was initially adopted by the Board of Directors on April 12, 2006, and became effective on May 23, 2006, the date of the approval by the Company's stockholders at the 2006 Annual Meeting of Stockholders.  The Plan was amended and restated by the Committee on March 31, 2009 (the "First Amended and Restated Plan") to: (i) provide that the maximum aggregate number of shares of Common Stock available for the grant of Awards under the Plan from and after the First Amended and Restated Plan Effective Date (as defined below) shall not exceed 700,000, (ii) provide that any shares of Common Stock reserved for issuance under the Predecessor Plans in excess of the number of shares of Common Stock as to which Awards have been awarded thereunder shall not be available for issuance under the Plan, (iii) provide that any shares of Common Stock related to Awards granted under the Predecessor Plans or the Plan prior to the First Amended and Restated Plan Effective Date that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall not be available for issuance or reissuance under the Plan, and (iv) make such other miscellaneous administrative and conforming changes as necessary.  The First Amended and Restated Plan was effective on May 5, 2009, the date of the approval by the Company's stockholders at the 2009 Annual Meeting of the Stockholders (the "First Amended and Restated Plan Effective Date").

On March 31, 2011, the Committee adopted a second amendment and restatement to the Plan (the "Second Amended and Restated Plan") to: (i) provide that the maximum aggregate number of shares of Common Stock available for the grant of Awards under the Plan from and after the Second Amended and Restated Plan Effective Date (as defined below) shall not exceed 800,000, (ii) provide that any shares of Common Stock reserved for issuance under the Predecessor Plans or the First Amended and Restated Plan in excess of the number of shares of Common Stock as to which Awards have been awarded thereunder shall not be available for issuance under the Plan, (iii) re-set the Term of the Plan to expire on March 31, 2021 with respect to the ability to grant new Awards, and (iv) make such other miscellaneous administrative and conforming changes as necessary.  The Second Amended and Restated Plan was effective on May 17, 2011, the date of approval by the Company's stockholders at the 2011 Annual Meeting of Stockholders (the "Second Amended and Restated Plan Effective Date").

On February 21, 2013, the Committee adopted a third amendment and restatement to the Plan (the "Third Amended and Restated Plan") to:  (i) provide that the maximum aggregate number of shares of Common Stock available for the grant of Awards under the Plan from and after the Third Amended and Restated Plan Effective Date (as defined below) shall not exceed 750,000 plus the 800,000 shares of Common Stock previously made available under the Second Amended and Restated Plan, plus any of such shares that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee's permission for Awards not involving Common Stock, (ii) provide that any shares of Common Stock reserved for issuance under the Predecessor Plans, excluding the 800,000 shares reserved for issuance under the Second Amended and Restated Plan, in excess of the number of shares of Common Stock as to which Awards have been awarded thereunder shall not be available for issuance under the Plan, (iii) re-set the Term of the Plan to expire on March 31, 2023 with respect to the ability to grant new Awards, and (iv) make such other miscellaneous administrative and conforming changes as necessary.  This third amendment and restatement will become effective upon the date of the approval by the Company's stockholders at the 2013 Annual Meeting of Stockholders (the "Third Amended and Restated Plan Effective Date").  If stockholder approval of this amendment is not obtained at the 2013 Annual Meeting of Stockholders, the Plan as last approved in May 2011 will remain in full force and effect.

Section 1.3.                      Successor Plan.  This Plan shall serve as the successor to the Covenant Transport, Inc. 2003 Incentive Stock Plan; the Incentive Stock Plan, Amended and Restated as of May 17, 2001; the Incentive Plan, Amended and Restated as of May 23, 2006; the Incentive Plan, Amended and Restated as of May 17, 2011; the Outside Director Stock Option Plan; and Amendment No. 1 to the Outside Director Stock Option Plan (collectively, the "Predecessor Plans"), and no further Awards shall be made under the Predecessor Plans from and after the effective date of this Plan.  All outstanding Awards under the Predecessor Plans immediately prior to the effective date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as outstanding Awards under this Plan; provided, however, each such Award shall continue to be governed solely by the terms and conditions of the instrument evidencing such Award and interpreted under the terms of the respective Predecessor Plan, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated Awards with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or the obligations of the holders of such Awards.  Shares of Common Stock shall not be available for issuance or reissuance under Section 6.1 of the Plan if any such shares (i) were reserved for issuance under the Predecessor Plans, excluding the 800,000 shares of Common Stock reserved for issuance under the Second Amended and Restated Plan,  in excess of the number of shares as to which Awards have been awarded thereunder or (ii) are related to Awards granted under the Predecessor Plans, excluding the 800,000 shares of Common Stock reserved for issuance under the Second Amended and Restated Plan, that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock.  Accordingly, only 750,000 shares of Common Stock plus the 800,000 shares of Common Stock previously made available under the Second Amended and Restated Plan, plus any of such shares that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available for issuance or reissuance under Section 6.1 of the Plan.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Section 2.1.                      Certain Defined Terms.  As used in this Plan, unless the context otherwise requires, the following terms shall have the following meanings:

(a)           "Award" means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit Award, performance unit, Performance Award, or other incentive Award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

(b)           "Award Notice" means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.  The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

(c)           "Board" means the Board of Directors of the Company.

(d)           "CEO" means the Chief Executive Officer of the Company.

(e)           "Code" means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

(f)           "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, that the Committee shall consist of two or more Directors, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code.

(g)          "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.

(h)          "Company" means Covenant Transportation Group, Inc., a Nevada corporation, and its Subsidiaries.

(i)            "Consultants" means the consultants, advisors, and independent contractors retained by the Company.

(j)            "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

(k)           "Director" means a Non-Employee member of the Board.

(l)            "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

(m)          "Employee" means any person employed by the Company on a full or part-time basis.

(n)           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(o)           "Fair Market Value" means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price, regular way, on such date (or, if no sale takes place on such date, the last reported sale price, regular way, on the next preceding date on which such sale took place), as reported by such exchange.  If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the value determined by the Committee in good faith.

(p)           "Grant Date" means the first date on which all necessary Committee action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of the authorization process.

(q)           "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate.  Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award.  In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (i) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (ii) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.

(r)           "Participant" means either an Employee, Director, or Consultant to whom an Award has been granted under the Plan.

(s)           "Performance Awards" means the Stock Awards and performance units granted pursuant to Article VII.  Performance Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

(t)           "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goal(s) shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following:  revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles, number of significant accidents, number of worker's compensation claims, changes in safety scores and ratings), operating income, operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), leverage measures, productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, tractor to non-driver ratio, average revenues per tractor, average percentages of loaded and empty miles, average fuel savings, and fuel surcharge revenues), cash position, return on stockholders’ equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, stockholder return, economic value added, or completion of acquisitions (either with or without specified size). In addition, the Committee may establish, as additional Performance Criteria, the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility.  Each of the Performance Criteria may be expressed on an absolute and/or relative basis with respect to one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

(u)           "Performance Formula" means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regard to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

(v)           "Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.  Any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.  For any Performance Period, the Committee is authorized at any time during the initial time period permitted by Section 162(m) of the Code, or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (iii) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

(w)           "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

(x)            "Plan" means this 2006 Omnibus Incentive Plan, as amended from time to time.

(y)           "Restricted Stock Unit Award" means an Award granted pursuant to Article XI in the form of a right to receive shares of Common Stock on a future date.

(z)            "Stock Award" means an Award granted pursuant to Article X in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

(aa)          "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of twenty percent (20%) or more, except that with respect to incentive stock options, "Subsidiary" shall mean "subsidiary corporation" as defined in Section 424(f) of the Code.

(bb)          "Term" means the term during which new Awards may be granted under the Plan, which shall be, (i) if stockholder approval of this Third Amended and Restated Plan is obtained at the 2013 Annual Meeting of Stockholders, the Third Amended and Restated Plan Effective Date until the Plan expires on March 31, 2023, or (ii) if stockholder approval of this Third Amended and Restated Plan is not obtained at the 2013 Annual Meeting of Stockholders, the Second Amended and Restated Plan Effective Date until the Plan expires on March 31, 2021.

Section 2.2.                      Other Defined Terms.  Unless the context otherwise requires, all other capitalized terms shall have the meanings set forth in the other Articles and Sections of this Plan.

Section 2.3.                      Construction.  In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

ARTICLE III
ELIGIBILITY

Section 3.1.                      In General.  Subject to Section 3.2 and Article IV, all Employees, Directors, and Consultants are eligible to participate in the Plan.  The Committee may select, from time to time, Participants from those Employees, Directors, and Consultants.

Section 3.2.                      Incentive Stock Options.  Only Employees shall be eligible to receive "incentive stock options" (within the meaning of Section 422 of the Code).

ARTICLE IV
PLAN ADMINISTRATION

Section 4.1.                      Responsibility.  The Committee shall have total and exclusive responsibility to control, operate, manage, and administer the Plan in accordance with its terms.

Section 4.2.                      Authority of the Committee.  The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(a)           determine eligibility for participation in the Plan;

(b)           select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards, and the terms, conditions, restrictions, and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, Performance Criteria, confidentiality, and non-competition;

(c)            interpret the Plan;

(d)           construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

(e)           issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f)           make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(g)           to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h)           promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, disability, retirement, termination from the Company, or breach of agreement by the Participant, or in the event of a change of control of the Company;

(i)           accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

(j)           establish such other types of Awards, besides those specifically enumerated in Article V hereof, which the Committee determines are consistent with the Plan’s purpose;

(k)           subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(l)           establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;

(m)           determine the terms and provisions of any agreements entered into hereunder;

(n)           take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(o)           make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

The decisions of the Committee and its actions with respect to the Plan shall be final, binding, and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

Section 4.3.                      Option Repricing.  Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company’s stockholders.  For purposes of the Plan, the term "reprice" shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation, or substitution, or any other action that would be treated as a "repricing" under the NASDAQ Global Select Stock Market Rules and interpretations thereunder.

Section 4.4.                      Section 162(m) of the Code.  With regard to Awards issued to Covered Employees that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

Section 4.5.                      Action by the Committee.  Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members.  Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

Section 4.6.                      Allocation and Delegation of Authority.  The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO, or other senior members of management as the Committee deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons; provided, that any such allocation or delegation be in writing; provided, further, that only the Committee, or other committee consisting of two or more Directors, all of whom are both "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE V
FORM OF AWARDS

Section 5.1.                      In General.  Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article VII, stock options pursuant to Article VIII, stock appreciation rights pursuant to Article IX, Stock Awards pursuant to Article X, Restricted Stock Unit Awards pursuant to Article XI, performance units pursuant to Article XII, any form established by the Committee pursuant to Section 4.2(j), or a combination thereof.  Each Award shall be subject to the terms, conditions, restrictions, and limitations of the Plan and the Award Notice for such Award.  Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Section 5.2.                      Foreign Jurisdictions.

(a)           Special Terms.  In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors, or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions ("Special Terms") in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (i) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (ii) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void.  The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director's or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment, or similar measure, and the Committee may designate a person or persons to make such determination for a location.  The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (A) increase the limitations contained in Section 6.3; (B) increase the number of available shares under Section 6.1; or (C) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

(b)           Currency Effects.  Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in United States currency.  The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to United States dollars.  In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE VI
SHARES SUBJECT TO PLAN

Section 6.1.                      Available Shares.  The maximum aggregate number of shares of Common Stock which shall be available for the grant of Awards under the Plan from and after the Third Amended and Restated Plan Effective Date (including incentive stock options) until the end of the Plan's Term shall not exceed 750,000 plus the 800,000 shares previously reserved under the Second Amended and Restated Plan (the "Share Reserve").  The Share Reserve shall be subject to adjustment as provided in Section 6.2.  Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock (collectively, "Terminated Shares") shall be available again for grant under the Plan to the extent such Terminated Shares relate to Awards granted on or after the Third Amended and Restated Plan Effective Date or relate to the 800,000 shares previously reserved under the Second Amended and Restated Plan.  Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the Share Reserve available for delivery under the Plan.  The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.  For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

Section 6.2.                      Adjustment Upon Certain Events.  In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant to outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards, and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall an Award to any Participant that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code be adjusted pursuant to this Section 6.2 to the extent such adjustment would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

Section 6.3.                      Maximum Award Payable.  Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is 200,000 shares of Common Stock or, in the event the Award is paid in cash, $2,000,000.

ARTICLE VII
PERFORMANCE AWARDS

Section 7.1.                      Purpose.  For purposes of Performance Awards issued to Employees, Directors, and Consultants that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the provisions of this Article VII shall apply in addition to and, where necessary, in lieu of the provisions of Article X, Article XI, and Article XII.  The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article X, the Restricted Stock Unit Awards authorized under Article XI, and the performance units under Article XII as "performance-based compensation" under Section 162(m) of the Code.  The provisions of this Article VII shall control over any contrary provision contained in Article X, Article XI, or Article XII.

Section 7.2.                      Eligibility.  For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code which Employees, Directors, and Consultants will be Participants for such period.  However, designation of an Employee, Director, or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article VII.  Moreover, designation of an Employee, Director, or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director, or Consultant as a Participant in any subsequent Performance Period, and designation of one Employee, Director, or Consultant as a Participant shall not require designation of any other Employee, Director, or Consultant as a Participant in such period or in any other period.

Section 7.3.                      Discretion of Committee with Respect to Performance Awards.  The Committee shall have the authority to determine which Covered Employees or other Employees, Directors, or Consultants shall be Participants of a Performance Award.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is (are) to apply to the Company or any one or more subunits thereof and the Performance Formula.  For each Performance Period, with regard to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

Section 7.4.                      Payment of Performance Awards.

(a)           Condition to Receipt of Performance Award.  Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b)           Limitation.  A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c)           Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula.  The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d)           Negative Discretion.  In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e)           Timing of Award Payments.  The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE VIII
STOCK OPTIONS

Section 8.1.                      In General.  Awards may be granted in the form of stock options.  These stock options may be incentive stock options within the meaning of Section 422 of the Code, non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.  All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as "performance-based compensation" under Section 162(m) of the Code.

Section 8.2.                      Terms and Conditions of Stock Options.  An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee.  The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock, as determined by the Committee, as of the Grant Date.  In addition, the term of a stock option may not exceed ten (10) years from the Grant Date.

Section 8.3.                      Restrictions Relating to Incentive Stock Options.  Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code.  Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Section 8.4.                      Exercise.  Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate.  The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.  Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise.  Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of Common Stock if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Company under generally accepted accounting principles that the Committee reasonably determines is adverse to the Company.

ARTICLE IX
STOCK APPRECIATION RIGHTS

Section 9.1.                      In General.  Awards may be granted in the form of stock appreciation rights ("SARs").  SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise.  The "exercise price" for a particular SAR shall be defined in the Award Notice for that SAR.  A SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs").  A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option.  All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as "performance-based compensation" under Section 162(m) of the Code.

Section 9.2.                      Terms and Conditions of Tandem SARs.  A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option.  However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Grant Date of the Tandem SAR.  If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem

SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise.  Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise.  Moreover, all Tandem SARs shall expire not later than ten (10) years from the Grant Date.

Section 9.3.                      Terms and Conditions of Freestanding SARs.  Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee.  The exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date of the Freestanding SAR.  Moreover, all Freestanding SARs shall expire not later than ten (10) years from the Grant Date of the Freestanding SAR.

Section 9.4.                      Deemed Exercise.  The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

Section 9.5.                      Payment.  Unless otherwise provided in an Award Notice, a SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE X
STOCK AWARDS

Section 10.1.                      Grants.  Awards may be granted in the form of Stock Awards.  Stock Awards shall be awarded in such numbers and at such times during the Term of the Plan as the Committee shall determine.

Section 10.2.                      Performance Criteria.  For Stock Awards conditioned, restricted, and/or limited based on Performance Goals, the length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.  Performance Goals may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

Section 10.3.                      Rights as Stockholders.  During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

Section 10.4.                      Evidence of Award.  Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE XI
RESTRICTED STOCK UNIT AWARDS

Section 11.1.                      Grants.  Awards may be granted in the form of Restricted Stock Unit Awards.  Restricted Stock Unit Awards shall be awarded in such numbers and at such times during the Term of the Plan as the Committee shall determine.

Section 11.2.                      Rights as Stockholders.  Until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

    Section 11.3.                       Evidence of Award.  A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of the Company in such manner as the Committee deems appropriate.

ARTICLE XII
PERFORMANCE UNITS

Section 12.1.                      Grants.  Awards may be granted in the form of performance units.  Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.

Section 12.2.                      Performance Criteria.  Performance units shall be contingent on the attainment during a Performance Period of certain Performance Goals.  The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.  Performance Goals may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

ARTICLE XIII
PAYMENT OF AWARDS

Section 13.1.                      Payment.  Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan.

Section 13.2.                      Withholding Taxes.  The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.  In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes.  Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (ii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE XIV
DIVIDEND AND DIVIDEND EQUIVALENTS

If an Award is granted in the form of a Stock Award or stock option, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.  Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine.  All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE XV
DEFERRAL OF AWARDS

At the discretion of the Committee, payment of any Award, salary, bonus compensation, Company Board compensation, dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish.  All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company.  Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code.  Deferred payments shall be paid in a lump sum or installments, as determined by the Committee.  Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE XVI
MISCELLANEOUS

Section 16.1.                      Nonassignability.  Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

Section 16.2.                      Regulatory Approvals and Listings.  Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 16.3.                      No Right to Continued Employment or Grants.  Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company.  The Company reserves the right to terminate the employment or other service of a Participant at any time.  Further, the adoption of this Plan shall not be deemed to give any Employee, Director, or any other individual any right to be selected as a Participant or to be granted an Award.  In addition, no Employee, Director, or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

Section 16.4.                      Amendment/ Termination.  The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice.  In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchange on which the securities of the Company are listed. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

Section 16.5.                      Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

Section 16.6.                      No Right, Title, or Interest in Company Assets.  No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan.  To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.  All of the Awards granted under the Plan shall be unfunded.

Section 16.7.                      No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[X]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, and 4, and to grant the proxies discretionary authority.

1.	Election of Directors:	01 – William T. Alt	02 – Robert E. Bosworth	03 – Bradley A. Moline
		04 – Niel B. Nielson	05 – David R. Parker

[ ]	Mark here to vote FOR all nominees	[ ]	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05
[ ]	For All EXCEPT – To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	[ ]	[ ]	[ ]	[ ]	[ ]

2.
Approval of the third amendment (the “Third Amendment”) to the Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan (the "Incentive Plan"), which, among other things, (i) provides that the maximum aggregate number of shares of Class A common stock available for the grant of awards under the Incentive Plan from and after May 29, 2013, shall not exceed 750,000 plus the 800,000 shares (of which 195,836 shares remain available currently) previously made available under the Second Amendment to the Incentive Plan approved by stockholders in May 2011, (ii) limits the shares of Class A common stock that shall be available for issuance or reissuance under the Incentive Plan from and after May 29, 2013, to the additional 750,000 shares reserved plus the 800,000 shares (of which 195,836 shares remain available currently) previously reserved, plus any remaining expirations, forfeitures, cancellations, or certain other terminations of such shares, and (iii) re-sets the term of the Incentive Plan to expire on March 31, 2023, with respect to the ability to grant new awards.
		For [ ]	Against [ ]	Abstain [ ]

3.	Renewal of the material terms of the performance-based goals under the Incentive Plan to qualify as performance-based compensation under Internal Revenue Code Section 162(m).	For [ ]	Against [ ]	Abstain [ ]

4.	Ratification of the appointment of KPMG LLP for the year ending December 31, 2013.	For [ ]	Against [ ]	Abstain [ ]

		GRANT AUTHORITY to vote	WITHHOLD AUTHORITY to vote	Abstain
5.	In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.	[ ]	[ ]	[ ]

B	Non-Voting Items Change of Address – Please print new address below

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign below exactly as your name appears above at the upper left.  When shares are held by joint tenants, both shall sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of Stockholders.
The Annual Report and Proxy Statement are available at
www.edocumentview.com/CVTI

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — COVENANT TRANSPORTATION GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 29, 2013

Solicited on Behalf of the Board of Directors of the Company

The undersigned holder(s) of Class A and/or Class B common stock (individually or together referred to as "Common Stock") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), hereby appoint(s) David R. Parker and Joey B. Hogan, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Common Stock that the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s Corporate Headquarters at 400 Birmingham Highway, Chattanooga, Tennessee 37419, on Wednesday, May 29, 2013, at 10:00 A.M. Eastern Time, and at any adjournment thereof.  The undersigned acknowledges receipt of the Notice and Proxy Statement for the 2013 Annual Meeting of Stockholders of the Company and the Annual Report to Stockholders for the year ended December 31, 2012.

A vote FOR Proposals 1, 2, 3, and 4, and granting the proxies discretionary authority, is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3, and 4, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

PLEASE SIGN, DATE, AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.

If you vote by telephone or over the Internet, do not mail your proxy card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)